                                                                     EXHIBIT 4.1




================================================================================

                           CHAMPION HOME BUILDERS CO.



                                    INDENTURE



                                   RELATING TO



                          11 1/4% SENIOR NOTES DUE 2007



                    GUARANTEED BY THE GUARANTORS NAMED HEREIN



                           DATED AS OF APRIL 22, 2002



                          BANK ONE TRUST COMPANY, N.A.,



                                     TRUSTEE



================================================================================

                                TABLE OF CONTENTS



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                                                                                                      PAGE


ARTICLE 1.            DEFINITIONS AND INCORPORATION BY REFERENCE........................................1

         Section 1.01.     Definitions..................................................................1

         Section 1.02.     Other Definitions...........................................................24

         Section 1.03.     Incorporation by Reference of Trust Indenture Act...........................24

         Section 1.04.     Rules of Construction.......................................................25

ARTICLE 2.            THE NOTES........................................................................25

         Section 2.01.     Form and Dating.............................................................25

         Section 2.02.     Execution and Authentication................................................27

         Section 2.03.     Registrar and Paying Agent..................................................27

         Section 2.04.     Paying Agent to Hold Money in Trust.........................................28

         Section 2.05.     Holder Lists................................................................28

         Section 2.06.     Transfer and Exchange.......................................................28

         Section 2.07.     Replacement Notes...........................................................40

         Section 2.08.     Outstanding Notes...........................................................40

         Section 2.09.     Treasury Notes..............................................................41

         Section 2.10.     Temporary Notes.............................................................41

         Section 2.11.     Cancellation................................................................41

         Section 2.12.     Defaulted Interest..........................................................42

         Section 2.13.     CUSIP and ISIN Numbers......................................................42

ARTICLE 3.            REDEMPTION AND PREPAYMENT........................................................42

         Section 3.01.     Notices to Trustee..........................................................42

         Section 3.02.     Selection of Notes to Be Redeemed...........................................42

         Section 3.03.     Notice of Redemption........................................................43

         Section 3.04.     Effect of Notice of Redemption..............................................44

         Section 3.05.     Deposit of Redemption Price.................................................44

         Section 3.06.     Notes Redeemed in Part......................................................44

         Section 3.07.     Optional Redemption.........................................................44

         Section 3.08.     Repurchase at the Option of Holders.........................................46


                                       i
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
ARTICLE 4.            COVENANTS........................................................................48

         Section 4.01.     Payment of Notes............................................................48

         Section 4.02.     Maintenance of Office or Agency.............................................48

         Section 4.03.     Reports.....................................................................49

         Section 4.04.     Compliance Certificate......................................................49

         Section 4.05.     Taxes.......................................................................50

         Section 4.06.     Stay, Extension and Usury Laws..............................................50

         Section 4.07.     Restricted Payments.........................................................50

         Section 4.08.     Dividend and Other Payment Restrictions Affecting Restricted
                           Subsidiaries................................................................53

         Section 4.09.     Incurrence of Indebtedness and Issuance of Preferred Stock..................55

         Section 4.10.     No Guarantees of Parent Indebtedness........................................58

         Section 4.11.     Transactions with Affiliates................................................58

         Section 4.12.     Liens.......................................................................59

         Section 4.13.     Future Subsidiary Guarantors................................................60

         Section 4.14.     Corporate Existence.........................................................60

         Section 4.15.     Asset Sales.................................................................60

         Section 4.16.     Change of Control...........................................................62

         Section 4.17.     Business Activities.........................................................63

         Section 4.18.     Sale and Leaseback Transactions.............................................63

         Section 4.19.     Payments for Consent........................................................63

ARTICLE 5.            SUCCESSORS.......................................................................63

         Section 5.01.     Merger, Consolidation, or Sale of Assets....................................63

         Section 5.02.     Successor Company Substituted...............................................64

         Section 5.03.     Subsidiary Guarantors.......................................................64

ARTICLE 6.            DEFAULTS AND REMEDIES............................................................65

         Section 6.01.     Events of Default...........................................................65

         Section 6.02.     Acceleration................................................................67

         Section 6.03.     Other Remedies..............................................................67

         Section 6.04.     Waiver of Past Defaults.....................................................67

         Section 6.05.     Control by Majority.........................................................68

         Section 6.06.     Limitation on Suits.........................................................68

         Section 6.07.     Rights of Holders of Notes to Receive Payment...............................68

         Section 6.08.     Collection Suit by Trustee..................................................68


                                       ii

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
         Section 6.09.     Trustee May File Proofs of Claim............................................69

         Section 6.10.     Priorities..................................................................69

         Section 6.11.     Undertaking for Costs.......................................................70

         Section 6.12.     Restoration of Rights and Remedies..........................................70

         Section 6.13.     Rights and Remedies Cumulative..............................................70

         Section 6.14.     No Avoidance of Premium.....................................................70

         Section 6.15.     Delay or Omission Not Waiver................................................70

ARTICLE 7.            TRUSTEE..........................................................................71

         Section 7.01.     Duties of Trustee...........................................................71

         Section 7.02.     Rights of Trustee...........................................................72

         Section 7.03.     Individual Rights of Trustee................................................72

         Section 7.04.     Trustee's Disclaimer........................................................73

         Section 7.05.     Notice of Defaults..........................................................73

         Section 7.06.     Reports by Trustee to Holders of the Notes..................................73

         Section 7.07.     Compensation and Indemnity..................................................73

         Section 7.08.     Replacement of Trustee......................................................74

         Section 7.09.     Successor Trustee by Merger, etc............................................75

         Section 7.10.     Eligibility; Disqualification...............................................75

         Section 7.11.     Preferential Collection of Claims Against Issuer............................76

ARTICLE 8.            NOTE GUARANTEES..................................................................76

         Section 8.01.     Note Guarantees.............................................................76

         Section 8.02.     Additional Guarantees.......................................................77

         Section 8.03.     Limitation on Guarantor Liability...........................................78

         Section 8.04.     Merger and Consolidation of Guarantors......................................78

         Section 8.05.     Release.....................................................................78

ARTICLE 9.            AMENDMENT, SUPPLEMENT AND WAIVER.................................................79

         Section 9.01.     Without Consent of Holders of Notes.........................................79

         Section 9.02.     With Consent of Holders of Notes............................................80

         Section 9.03.     Compliance with Trust Indenture Act.........................................81

         Section 9.04.     Revocation and Effect of Consents...........................................81

         Section 9.05.     Notation on or Exchange of Notes............................................81

         Section 9.06.     Trustee to Sign Amendments, etc.............................................81

         Section 10.02.    Covenant Defeasance.........................................................83

         Section 10.03.    Application of Trust Money..................................................84


                                      iii

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
         Section 10.04.    Repayment to Issuer.........................................................84

ARTICLE 11.           MISCELLANEOUS....................................................................85

         Section 11.01.    Trust Indenture Act Controls................................................85

         Section 11.02.    Notices.....................................................................85

         Section 11.03.    Communication by Holders of Notes with Other Holders of
                           Notes.......................................................................86

         Section 11.04.    Certificate and Opinion as to Conditions Precedent..........................87

         Section 11.05.    Statements Required in Certificate or Opinion...............................87

         Section 11.06.    Rules by Trustee and Agents.................................................87

         Section 11.07.    No personal Liability of Directors, Officers, Employees and
                           Stockholders................................................................87

         Section 11.08.    Governing Law...............................................................88

         Section 11.09.    No Adverse Interpretation of Other Agreements...............................88

         Section 11.10.    Successors..................................................................88

         Section 11.11.    Severability................................................................88

         Section 11.12.    Counterpart Originals.......................................................88

         Section 11.13.    Table of Contents, Headings, etc............................................88



         EXHIBITS

         Exhibit A:  FORM OF NOTE
         Exhibit B:  FORM OF CERTIFICATE OF TRANSFER
         Exhibit C:  FORM OF CERTIFICATE OF EXCHANGE
         Exhibit D:  FORM OF NOTATION OF GUARANTEE

                             CROSS-REFERENCE TABLE*

                               TRUST INDENTURE ACT
TIA Section                                          Indenture Section
------------                                         -----------------

310 (a)(1)........................................................7.10
    (a)(2) .......................................................7.10
    (a)(3)........................................................N.A.
    (a)(4)........................................................N.A.
    (a)(5)........................................................7.10
    (i)(b)........................................................7.10
    (ii)(c).......................................................N.A.
311 (a)...........................................................7.11
    (b)...........................................................7.11
    (iii)(c)......................................................N.A.
312 (a)...........................................................2.06
    (b)...........................................................10.03
    (iv)(c).......................................................10.03
313 (a)...........................................................7.06
    (b)(2)........................................................7.07
    (v)(c)........................................................7.06;10.02
    (vi)(d).......................................................7.06
314 (a)...........................................................4.03;
                                                                  4.04(a);
                                                                  10.02
    (c)(1)........................................................10.04
    (c)(2)........................................................10.04
    (c)(3)........................................................N.A.
    (vii)(e)......................................................10.05
    (f)...........................................................N.A.
315 (a)...........................................................7.01
    (b)...........................................................7.05,10.02
    (A)(c)........................................................7.01
    (d)...........................................................7.01
    (e)...........................................................6.11
316 (a)(last sentence)............................................2.10
    (a)(1)(A).....................................................6.05
    (a)(1)(B).....................................................6.04
    (a)(2)........................................................N.A.
    (b)...........................................................6.07
    (B)(c)........................................................2.12
317 (a)(1)........................................................6.08
    (a)(2)........................................................6.09
    (b)...........................................................2.05
318 (a)...........................................................10.01
    (b)...........................................................N.A.
    (c)...........................................................10.01

   N.A. means not applicable.
   *This Cross-Reference Table is not part of this Indenture.

                  INDENTURE, dated as of April 22, 2002 (the "Indenture"), among Champion Home Builders, Co., a Michigan corporation (the "Issuer"), Champion Enterprises, Inc. ("Parent"), the Subsidiary Guarantors identified herein (the "Subsidiary Guarantors," and together with Parent, the "Guarantors") and Bank One Trust Company, N.A., as trustee (the "Trustee").

                  The Issuer, the Subsidiary Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 11 1/4% Senior Notes due 2007 (the "Initial Notes") and the 11 1/4% Senior Notes due 2007 to be issued in exchange for such Initial Notes in the Exchange Offer (the "Exchange Notes" and, together with the Initial Notes and any notes that may be issued in the future in accordance with Section 2.01(d), the "Notes"):


                                   ARTICLE 1.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.     DEFINITIONS.

                  "144A Global Note" means a global note in substantially the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

                  "Additional Interest" has the meaning set forth in Section 6 of the Registration Rights Agreement.

                  "Additional Notes" means any additional notes that the Issuer may issue pursuant to Section 2.01 of this Indenture.

                  "Acquired Debt" means, with respect to any specified Person,

                  (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness Incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person; provided, however, that any such Indebtedness that is redeemed, defeased, retired or otherwise repaid at the time of or immediately following consummation of the transaction by which such Person becomes or merges with or into Parent or a Restricted Subsidiary shall not be Acquired Debt, and

                  (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person; provided, however, that any such Indebtedness that is redeemed, defeased, retired or otherwise repaid at the time of or immediately following consummation of the transaction by which such asset is acquired shall not be Acquired Debt.

                  "Affiliate" of any specified Person means (1) any other Person, directly or indirectly, controlling or controlled by or (2) under direct or indirect common control with such specified Person.

                  For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control. The terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Applicable Procedures" means, with respect to any transfer or exchange of or for any beneficial interests in any Global Note, the rules and the procedures of the Depositary that apply to such transfer or exchange.

                  "Asset Sale" means

                  (1) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than in the ordinary course of business consistent with industry practices; provided, however, that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Parent and Restricted Subsidiaries taken as a whole shall be governed by the provisions of Section
4.16 and Article 5 and not by the provisions of Section 4.15; and

                  (2) the issue or sale by Parent or any Restricted Subsidiary of Equity Interests of any Restricted Subsidiary,

in the case of either clause (1) or (2), whether in a single transaction or a series of related transactions

                           (a) that have a fair market value in excess of $1.0
                  million or

                           (b) for Net Proceeds in excess of $1.0 million.

                  Notwithstanding the foregoing, none of the following shall constitute Asset Sales:

                  (I) sales, leases, conveyances or other dispositions of assets
(i) by Parent or the Issuer to a Subsidiary Guarantor, (ii) by a Restricted Subsidiary to the Issuer or to a Subsidiary Guarantor or (iii) by a Restricted Subsidiary that is not a Subsidiary Guarantor to another Restricted Subsidiary that is not a Subsidiary Guarantor;

                  (II) issuances or sales of Equity Interests (i) by a Restricted Subsidiary to the Issuer, (ii) by a Restricted Subsidiary to a Subsidiary Guarantor or (iii) by a Restricted Subsidiary that is not a Subsidiary Guarantor to another Restricted Subsidiary that is not Subsidiary Guarantor;

                  (III) Restricted Payments that are permitted under Section
4.07;

                  (IV) sales, leases, conveyances or other dispositions of damaged, worn-out or obsolete equipment or assets that, in the Issuer's reasonable judgment, are no longer either used or useful in the business of Parent or any Restricted Subsidiary;

                  (V) sales, leases, conveyances or other dispositions of unused equipment and surplus real property for Net Proceeds not to exceed $2.0 million in the aggregate for all such transactions; provided, however, that Parent or the applicable Restricted Subsidiary shall have received at least the fair market value of the property disposed of pursuant to this clause (V);

                  (VI) sales, conveyances or other dispositions in the ordinary course of business and for value of Financial Assets by Parent or any Subsidiary of Parent in connection with any Securitization Transaction; and

                  (VII) sales or other dispositions of Cash or Cash Equivalents.

                  "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for net rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended). The term "net rental payments" under any lease for any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee on account of maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges. Attributable Debt may be reduced by the present value of the rental obligations, calculated on the same basis, that any sublessee has for all or part of the applicable property.

                  "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

                  "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

                  "Board of Directors" means the Board of Directors of the applicable Person or any committee thereof duly authorized to act on behalf of such Board.

                  "Board Resolution" means, with respect to Parent or the Issuer, as applicable, a copy of a resolution certified by the Secretary or Assistant Secretary of Parent or the Issuer, as applicable, to have been duly adopted by the Board of Directors of Parent or the Issuer, as applicable, and to be in full force and effect on the date of certification, and delivered to the Trustee.

                  "Borrowing Base" means the sum of:

                  (1) 60% of the lesser of the wholesale invoice and expected sale price of the completed manufactured homes inventory of Parent and its Restricted Subsidiaries;

                  (2) 60% of the lesser of the market value and book value of the other inventory of Parent and its Restricted Subsidiaries; and

                  (3) 75% of the book value of the accounts receivable of Parent and its Restricted Subsidiaries;

provided, however, that the value of any inventory in the case of clauses (1) and (2) and of accounts receivable in the case of clause (3) that is subject to a Lien with respect to Indebtedness other than under Working Capital Financing Lines shall be excluded from the total book value of such inventory and accounts receivable when calculating the Borrowing Base.

                  "Business Day" means each day which is not a Legal Holiday.

                  "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

                  "Cash Equivalents" means:

                  (1)  United States dollars;

                  (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition;

                  (3) certificates of deposit and eurodollar time deposits with maturities of not more than one year from the date of acquisition, bankers' acceptances with maturities of not more than one year from the date of acquisition and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better;

                  (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

                  (5) commercial paper having the highest rating obtainable from Moody's or one of the two highest ratings from S&P with maturities of not more than six months from the date of acquisition; and

                  (6) securities issued by any fund with total assets in excess of $500.0 million that invests at least 85% of its assets in investments of the types described in clauses (1) through (5) above.

                  "Change of Control" means the occurrence of any of the following:

                  (1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Parent and its Restricted Subsidiaries, taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act);

                  (2) the adoption of a plan relating to the liquidation or dissolution of Parent or the Issuer;

                  (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that the Parent has knowledge that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the total of the Voting Stock of Parent (measured by voting power rather than number of shares);

                  (4) individuals who on the Issue Date constituted the Board of Directors of Parent (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Parent was approved by a vote of a majority of the directors of Parent then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute the majority of the members of the Board of Directors of Parent; or

                  (5) Parent consolidates with, or merges with or into, any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, Parent, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Parent is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Parent outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

                  "Clearstream" means Clearstream Banking, societe anonyme, Luxembourg.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (each to the extent included or deducted, as the case may be, in calculating such Consolidated Net Income and determined in accordance with GAAP) the sum for such period, without duplication, of:

                  (1) an amount equal to any extraordinary loss plus any net gain realized in connection with an Asset Sale;

                  (2) provision for state single business taxes and taxes based on income or profits of such Person and its Restricted Subsidiaries;

                  (3) consolidated interest expense of such Person and its Restricted Subsidiaries, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations); and

                  (4) depreciation, amortization and other non-cash expenses (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period or that shall be paid prior to the maturity of the Notes and excluding charges for goodwill impairment charges to the extent such amounts have been added to Consolidated Net Income in accordance with clause (4) of the definition thereof) of such Person and its Restricted Subsidiaries; minus

                  (5) non-cash items increasing such Consolidated Net Income (other than items that were accrued in the ordinary course of business consistent with industry practices).

                  Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute Consolidated Cash Flow of Parent only to the extent (and in same proportion) that the net income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be paid as a dividend to Parent by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

                  "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries (for such period, on a consolidated basis, determined in accordance with GAAP); provided, however, that

                  (1) the net income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary that is a Subsidiary Guarantor,

                  (2) the net income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders,

                  (3) the net income (but not loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and

                  (4) any deduction from net income for goodwill impairment charges shall be added to net income for the purpose of calculating Consolidated Net Income, and

                  (5) the cumulative effect of a change in accounting principles shall be excluded.

                  "Consolidated Tangible Assets" means, with respect to Parent and its Restricted Subsidiaries, the total consolidated assets of Parent and its Restricted Subsidiaries, less applicable reserves and all goodwill, trade names, trademarks and any other intangible assets, all as set forth on the consolidated balance sheet of Parent and such Restricted Subsidiaries for the most recently completed fiscal quarter for which financial statements are publicly available and calculated in accordance with GAAP.

                  "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Issuer, except that for purposes of Section 4.02(b), it shall be the office of the Trustee located at 55 Water Street, 1st Floor, Jeanette Park Entrance, New York, New York 10041.

                  "Credit Facilities" means one or more debt facilities with banks or other institutional lenders, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

                  "Currency Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

                  "Custodian" means the Trustee, as custodian with respect to the Global Notes, or any successor thereto.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in substantially the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

                  "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

                  (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

                  (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

                  (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that the Existing Preferred Stock shall not be considered to be Disqualified Stock.

                  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Notes" means the Notes to be issued in the Exchange Offer pursuant to Section 2.06 hereof.

                  "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

                  "Exchanging Dealer" has the meaning set forth in the Registration Rights Agreement.

                  "Existing Indebtedness" means the Indebtedness of Parent, the Issuer and their Restricted Subsidiaries in existence on the Issue Date, until such amounts are repaid.

                  "Existing Preferred Stock" means up to 35,000 shares of Parent's Series C 5% Cumulative Convertible Preferred Stock, with a stated value per share of $1,000, and the related warrant dated April 2, 2002 for 1,082,720 shares of Parent's common stock, par value $1.00 per share, subject to adjustment, and up to 32,000 shares of Parent's Series B 5% Cumulative Convertible Preferred Stock, with a stated value of $1,000 per share, each as provided for in the Agreements between Parent and Fletcher International, Ltd. dated June 29, 2001 and March 29, 2002.

                  "Financial Assets" means mortgages, instruments, promissory notes, chattel paper, purchase-money obligations, installment sales contracts, rights to receive rent and other rights to payment of money, in each case owing to Parent or any Subsidiary, or any interest in any of the foregoing, together in each case with any collections or other proceeds thereof, any and all lockboxes and collection or deposit accounts related thereto, and any and all collateral, guaranties, security agreements, mortgages, leases or other property or claims supporting or securing payment by any obligor thereon or providing for rights against property.

                  "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, in each case, on a consolidated basis and in accordance with GAAP, of:

                  (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations);

                  (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period;

                  (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries; and

                  (4) the product of

                           (a) all dividend payments, whether or not in cash, on any series of Preferred Stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Issuer (other than Disqualified Stock), times
                           (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal (other than dividend payments that are deductible for income tax purposes, in which case the denominator for such dividend payments shall be one).

                  "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that Parent, the Issuer or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings under any Working Capital Financing Lines or Floor-Plan Financing Plans) or issues Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above,

                  (1) acquisitions that have been made by Parent, the Issuer or any of their Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

                  (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

                  (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges shall not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

                  "Floor-Plan Financing Lines" means Indebtedness in the form of mortgage financings or purchase money obligations used solely to fund working capital or the acquisition of the same or similar property; provided, however, that such Indebtedness (i) is provided by a Person that is not an Affiliate of the Issuer, (ii) is secured by otherwise unencumbered retail inventory, related property and equipment and the proceeds thereof of the Issuer or any Restricted Subsidiary and (iii) which otherwise constitutes Non-Recourse Debt.

                  "Foreign Subsidiary" means any Restricted Subsidiary not created or organized in the United States or any state thereof or the District of Columbia.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

                  (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

                  (2) statements and pronouncements of the Financial Accounting Standards Board;

                  (3) such other statements by such other entity as approved by a significant segment of the accounting profession; and

                  (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

                  "Global Note Legend" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

                  "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(c) or 2.06(f) hereof.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

                  (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

                  (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

                  provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business consistent with industry practices. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

                  "Guaranty Agreement" means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Person Guarantees the Issuer's obligations with respect to the Notes on the terms provided in this Indenture.

                  "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

                  "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

                  "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary of Parent (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

                  "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

                  (1)  the principal in respect of

                           (a) indebtedness of such Person for money borrowed and

                           (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

                  (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

                  (3) all obligations of such Person (contingent or otherwise) issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business consistent with industry practices);

                  (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business consistent with industry practices of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

                  (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, the liquidation preference with respect to any Preferred Stock (but excluding, in each case, any accrued dividends);

                  (6) all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

                  (7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

                  (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

                  The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and with respect to contingent obligations, the amount of liability required by GAAP to be accrued or reflected on the most recently published balance sheet of such Person.

                  "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with Article 9 hereof.

                  "Indirect Participant" means a person who holds a beneficial interest in a Global Note through a Participant.

                  "Initial Notes" means $150.0 million in aggregate principal amount of Notes issued under this Indenture on the date hereof.

                  "Initial Purchasers" means Credit Suisse First Boston Corporation and First Union Securities, Inc.

                  "Institutional Accredited Investor" means an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "Interest Rate Agreement" means, in respect of a Person, any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

                  "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other Obligations), advances of assets or capital contributions (excluding commission, travel and entertainment, moving, and similar advances to officers and employees made in the ordinary course of business consistent with industry practices), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Parent or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a direct or indirect Restricted Subsidiary, Parent or such Restricted Subsidiary, as applicable, shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in Section 4.07(a)(iii)(d).

                  "Issue Date" means the date on which the Initial Notes are originally issued.

                  "Legal Holiday" is a Saturday, a Sunday, a day on which banking institutions are not required to be open in the State of New York or any day on which the Federal Reserve System Fedwire is not scheduled to be operational.

                  "Letter of Transmittal" means the letter of transmittal to be prepared by the Issuer and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

                  "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

                  "Net Proceeds" means the aggregate cash proceeds or Cash Equivalents received by Parent or any Restricted Subsidiary in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of all costs relating to such Asset Sale (including, without limitation, legal, accounting, investment banking and brokers fees, and sales and underwriting commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

                  "Non-Recourse Debt" means, with respect to any Person, Indebtedness (or any portion thereof) of such Person for which the sole legal recourse for collection of principal, premium, and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness, which property was acquired with the proceeds of such Indebtedness or such Indebtedness was Incurred within 180 days after the acquisition of such property, without any liability on the part of any such Person for any deficiency with respect to principal, premium or interest; provided, however, that Indebtedness that is otherwise Non-Recourse Debt shall not lose its character as Non-Recourse Debt because there is recourse to the borrower, any guarantor or any other Person for (a) environmental warranties and indemnities or (b) indemnities for and liabilities arising from fraud, misrepresentation, waste, mechanics' liens and misapplication or non-payment of rents, profits, insurance, condemnation proceeds and other sums actually received by the borrower from secured assets to be paid to the lender.

                  "Non-U.S. Person" means a Person who is not a U.S. Person.

                  "Note Guarantee" means each of the Parent's Guarantee of the Notes and each Subsidiary Guarantee.

                  "Notes" has the meaning assigned to it in the preamble to this Indenture.

                  "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, and Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary, any Senior Executive Vice President or any Vice President of such Person.

                  "Officers' Certificate" means, with respect to either Parent or the Issuer, a certificate signed on behalf of Parent or the Issuer, as applicable, by at least two Officers of Parent or the Issuer, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of Parent or the Issuer, as applicable, that meets the requirements of Sections 11.04 and 11.05, where applicable.

                  "Opinion of Counsel" means an opinion of legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Sections
11.04 and 11.05 hereof. The counsel may be an employee of or counsel to Parent, the Issuer, any Subsidiary of the Issuer or the Trustee.

                  "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a person who has an account with the Depositary, Euroclear or Clearstream, respectively, and, with respect to the Depository Trust Company, shall include Euroclear and Clearstream.

                  "Paying Agent" means, initially, the Trustee.

                  "Permitted Business" means the lines of business conducted or proposed to be conducted by Parent and its Subsidiaries on the Issue Date and businesses reasonably related thereto, including financing of products and services to be provided by a Subsidiary of Parent, as determined in good faith by the Board of Directors of Parent and the Issuer and evidenced by a Board Resolution.

                  "Permitted Investments" means an Investment by Parent, the Issuer or any Restricted Subsidiary:

                  (1) in a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary;

                  (2) in another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, a Restricted Subsidiary;

                  (3) in cash and Cash Equivalents;

                  (4) in Hedging Obligations;

                  (5) existing on the Issue Date;

                  (6) through the acquisition of any assets or inventory in fulfillment of the obligations of Parent or any Restricted Subsidiary to repurchase assets or inventory in the ordinary course of business consistent with industry practices;

                  (7) in receivables owing to Parent or any Restricted Subsidiary if created or acquired in the ordinary course of business consistent with industry practices and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as Parent or any such Restricted Subsidiary deems reasonable under the circumstances;

                  (8) in loans or advances to retailers in the ordinary course of business consistent with industry practices and not to exceed $5.0 million outstanding at any one time;

                  (9) in Financial Assets originated by any Person in connection with the financing of the sale or lease of products or services by Parent or any Restricted Subsidiary or any similar products or services by another Person provided that the principal amount (including the capitalized portion of leases) of such Financial Assets does not exceed the sales price of the underlying products or services at the time of such Investment;

                  (10) in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business consistent with industry practices;

                  (11) in loans or advances to employees made in the ordinary course of business consistent with industry practices of Parent or such Restricted Subsidiary; provided, however, that Parent or such Restricted Subsidiary may make up to $2.0 million of loans or advances to employees in the ordinary course of business regardless of industry practices of Parent or such Restricted Subsidiary;

                  (12) in stock, obligations or securities received in settlement of debts owing to Parent or any Restricted Subsidiary or in satisfaction of judgments;

                  (13) in any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Sale as permitted pursuant to the provisions of Section 4.15;

                  (14) acquired by Parent or any Restricted Subsidiary

                           (a) in exchange for any other Investment or accounts receivable held by Parent or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or

                           (b) as a result of a foreclosure by Parent or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

                  (15) in assets used or useful in, or any Person engaged in, a Permitted Business, provided however, that the fair market value of such assets (measured as of the date made and without giving effect to subsequent changes in value), together with all other

Investments pursuant to this clause (15), shall not exceed 5% of the Consolidated Tangible Assets of Parent and its Restricted Subsidiaries at the time of such Investment, and provided further, that no Default has occurred and is continuing or would be caused by such Investment; and

                  (16) any Investment made in a Special Purpose Vehicle in connection with a Securitization Transaction or to provide adequate capital to a Special Purpose Vehicle in anticipation of one or more Securitization Transactions.

                  "Permitted Liens" means, with respect to any Person:

                  (1) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith pledges or deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits in connection with self-insurance arrangements, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business consistent with industry practices;

                  (2) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens;

                  (3) Liens for taxes, assessments, governmental charges or levies not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings;

                  (4) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

                  (5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

                  (6) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property (including Capital Stock) of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Subsidiaries at the time the Lien is Incurred, and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 360 days (or thereafter if such Lien is created pursuant to a firm commitment to lend entered into within such 360-day period) after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

                  (7) Liens existing on the Issue Date;

                  (8) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Lien may not extend to any other property owned by such Person or any of its Subsidiaries;

                  (9) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries;

                  (10) Liens securing Indebtedness under Working Capital Financing Lines and Floor-Plan Financing Lines Incurred in accordance with
Section 4.09;

                  (11) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Subsidiary of such Person;

                  (12) Liens securing Hedging Obligations;

                  (13) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), (9) and (10); provided, however, that:

                           (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements to or on such property); and

                           (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of

                           (I) the outstanding principal amount or, if greater,
                  committed amount of the Indebtedness described under clauses
                  (6), (7), (8), (9) or (10) of this definition at the time the original Lien became a Permitted Lien and

                           (II) an amount necessary to pay any fees and
                  expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

                  (14) any Lien incurred or assumed in connection with the issuance by a state or political subdivision thereof of any securities, or any Lien securing any letters of credit issued in support of such securities, the interest on which is exempt from Federal income taxes by virtue of Section 103 of the Code, or any other laws and regulations in effect at the time of such issuance;

                  (15) Liens in favor of, or required by contracts with, governmental entities;

                  (16) Liens on assets of a Special Purpose Vehicle arising in connection with a Securitization Transaction;

                  (17) Liens securing Indebtedness under any Warehouse Facility Incurred in accordance with Section 4.09; provided, however, such Liens may not extend to any assets or property other than Financial Assets; and

                  (18) Liens arising out of judgments against Parent or its Subsidiaries being contested in good faith by Parent or such Subsidiary.

                  For purposes of this definition, the term "Indebtedness" shall be deemed to include interest, fees and expenses on such Indebtedness.

                  "Permitted Refinancing Indebtedness" means any Indebtedness or Preferred Stock (other than Disqualified Stock) of Parent or any Indebtedness of Restricted Subsidiary issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Parent or any Restricted Subsidiary (other than intercompany Indebtedness); provided, however, that:

                  (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued and unpaid interest on, any Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

                  (2) except with respect to Existing Indebtedness of Parent, such Permitted Refinancing Indebtedness has a final maturity date later than the date that is six months after the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

                  (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is contractually subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is contractually subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

                  (4) such Indebtedness is Incurred either (i) except with respect to Existing Indebtedness of Parent, by Parent if Parent is the obligor on Indebtedness being extended, refinanced, renewed replaced, defeased or refunded, or (ii) by a Restricted Subsidiary with respect to Existing Indebtedness of Parent or if a Subsidiary Guarantor is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or (iii) by a Restricted Subsidiary that is not a Subsidiary Guarantor if a Restricted Subsidiary that is not a Subsidiary Guarantor is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

                  "Private Placement Legend" means the legend set forth in
Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Registered Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated as of April 22, 2002, by and among the Issuer, Parent and the Subsidiary Guarantors and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements among the Issuer, Parent and the Subsidiary Guarantors and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Issuer to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

                  "Regulation S" means Regulation S promulgated under the Securities Act.

                  "Regulation S Global Notes" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

                  "Regulation S Permanent Global Note" means a permanent Global
Note in substantially the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

                  "Regulation S Temporary Global Note" means a temporary global
Note in substantially the form of Exhibit A hereto bearing the Private Placement Legend and Regulation S Temporary Global Note Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

                  "Responsible Officer," when used with respect to the Trustee, means any officer assigned by the Trustee to administer corporate trust matters and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

                  "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

                  "Restricted Global Note" means a permanent Global Note in substantially the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary or a nominee of the Depositary, representing Notes that bear the Private Placement Legend.

                  "Restricted Payment" with respect to any Person means:

                  (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to a Restricted Subsidiary (but not to Parent), and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

                  (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of Parent held by any Person or of any Capital Stock of a Restricted Subsidiary held by Parent or any Affiliate of Parent (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of Parent that is not Disqualified Stock);

                  (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition); or

                  (4) the making of any Investment (other than a Permitted Investment) in any Person.

                  "Restricted Period" means the 40-day distribution compliance period as defined in Regulation S.

                  "Restricted Subsidiary" means the Issuer and any Subsidiary of Parent that is not an Unrestricted Subsidiary or a Special Purpose Vehicle; provided, however, that, on the Issue Date, all Subsidiaries of Parent, other than Champion Development Corp. and its Subsidiaries and Moduline Industries (Canada), Ltd., shall be Restricted Subsidiaries of the Issuer.

                  "Rule 144" means Rule 144 promulgated under the Securities
Act.

                  "Rule 144A" means Rule 144A promulgated under the Securities Act.

                  "Rule 903" means Rule 903 promulgated under the Securities
Act.

                  "Rule 904" means Rule 904 promulgated the Securities Act.

                  "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor to the rating agency business thereof.

                  "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby Parent or a Restricted Subsidiary transfers such property to a Person and Parent or a Restricted Subsidiary leases it from such Person.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securitization Transaction" means any sale, conveyance or other disposition by Parent or any Restricted Subsidiary of any Financial Asset or any interest therein to a Special Purpose Vehicle.

                  "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

                  "Significant Subsidiary" means any Restricted Subsidiary that would, directly or indirectly, be a "Significant Subsidiary" of Parent within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

                  "Special Purpose Vehicle" means a bankruptcy-remote entity or trust or other special purpose entity which is formed by Parent, any Subsidiary of Parent or any other Person for the purpose of, and engages in no material business other than, acting as a buyer in a Securitization Transaction or other similar transactions of Financial Assets or other similar assets, financing the purchases it makes as such a buyer and realizing, directly or indirectly, on such Financial Assets or other assets.

                  The Board of Directors of Parent may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be a Special Purpose Vehicle. The Board of Directors of Parent may designate any Special Purpose Vehicle to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation

                  (I) Parent could Incur $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test set forth in Section 4.09(a), and

                  (II) no Default shall have occurred and be continuing.

                  Any such designation by the Board of Directors of Parent shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

                  "Subordinated Obligation" means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes, a Guarantee or a Subsidiary Guaranty of such Person, as the case may be, pursuant to a written agreement to that effect.

                  "Subsidiary" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

                  (1) such Person;

                  (2) such Person and one or more Subsidiaries of such Person;
or

                  (3) one or more Subsidiaries of such Person.

                  "Subsidiary Guarantor" means each Subsidiary of Parent that executes this Indenture as a Guarantor and each other Subsidiary of Parent that thereafter Guarantees the Notes pursuant to the terms of this Indenture.

                  "Subsidiary Guarantee" means a Guarantee, including any Guaranty Agreement, on the terms set forth in this Indenture by a Subsidiary Guarantor of the Issuer's obligations with respect to the Notes.

                  "TIA" means the Trust Indenture Act of 1939, as amended.

                  "Unrestricted Global Note" means a permanent Global Note in substantially the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary or a nominee of the Depositary, representing Notes that do not bear the Private Placement Legend.

                  "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

                  "Unrestricted Subsidiary" means:

                  (1) any Subsidiary of Parent that at the time of determination shall be designated an Unrestricted Subsidiary by Parent's Board of Directors in the manner provided below;

                  (2) any Subsidiary of an Unrestricted Subsidiary;

                  (3) Champion Development Corp. and its Subsidiaries; and

                  (4) Moduline Industries (Canada), Ltd.

in each case, unless and until such Subsidiary is designated as a Restricted Subsidiary by the Board of Directors of Parent and a Board Resolution to such effect is delivered to the Trustee.

                  The Board of Directors of Parent may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, Parent or any other Subsidiary of Parent that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either

                  (a) the Subsidiary to be so designated has total assets of $1,000 or less or

                  (b) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.07.

                  The Board of Directors of Parent may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation

                  (I) Parent could Incur $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test set forth in Section 4.09(a), and

                  (II) no Default shall have occurred and be continuing.

                  Any such designation by the Board of Directors of Parent shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

                  "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

                  "Warehouse Facility" means any Credit Facility entered into, or Guaranteed, by Parent or any of its Subsidiaries to finance (i) the origination by Parent or any of its Subsidiaries of Financial Assets in the ordinary course of business or the acquisition in the ordinary course of Parent's or any of its Subsidiaries' business of Financial Assets originated by any other Person or (ii) the acquisition of Financial Assets by the obligor thereunder from Parent or a Subsidiary of Parent.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing

                  (1) the sum of the products obtained by multiplying

                           (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by

                           (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment, by

                  (2) the then outstanding principal amount of such Indebtedness.

                  "Wholly Owned Subsidiary" means a Restricted Subsidiary, 100% of the outstanding Capital Stock and other Equity Interests of which is directly or indirectly owned by the Issuer.

                  "Working Capital Financing Lines" means revolving credit Indebtedness, letters of credit (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and its Restricted Subsidiaries thereunder) and related Guarantees under Credit Facilities; provided, however, that the proceeds of such Indebtedness may be Incurred only for working capital purposes and to fund interest and mandatory principal payments when due on Indebtedness.

Section 1.02.     OTHER DEFINITIONS.

                                                                                                Defined in
                                                                                                ----------
Term                                                                                               Section
----                                                                                               -------
"Affiliate Transaction"                                                                        Section 4.10
"Asset Sale Offer"                                                                             Section 4.10
"Authentication Order                                                                          Section 2.02
"Benefited Party"                                                                              Section 8.01
"Change of Control Offer"                                                                      Section 4.14
"Change of Control Payment"                                                                    Section 4.14
"Change of Control Payment Date"                                                               Section 4.14
"Comparable Treasury Issue"                                                                    Section 3.07
"Comparable Treasury Price"                                                                    Section 3.07
"DTC"                                                                                          Section 2.03
"Event of Default"                                                                             Section 6.01
"Excess Proceeds"                                                                              Section 4.15
"Independent Investment Banker"                                                                Section 3.07
"Interest Payment Date"                                                                        Section 2.03
"Offer Amount"                                                                                 Section 3.02
"Offer Period"                                                                                 Section 3.02
"Paying Agent"                                                                                 Section 2.03
"Payment Default"                                                                              Section 6.01
"Purchase Date"                                                                                Section 3.02
"Regular Record Date"                                                                          Section 2.03
"Reference Treasury Dealer"                                                                    Section 3.07
"Reference Treasury Dealer Quotations"                                                         Section 3.07
"Registrar"                                                                                    Section 2.03
"Repurchase Offer"                                                                             Section 3.02
"Treasury Yield"                                                                               Section 3.07

Section 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

                  (a) Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  (b) The following TIA terms used in this Indenture have the following meanings:

                           "indenture securities" means the Notes;

                           "indenture security holder" means a holder of a Note;

                           "indenture to be qualified" means this Indenture;

                           "indenture trustee" or "institutional trustee" means the Trustee; and

                           "obligor" on the Notes means the Issuer and any successor obligor upon the Notes.

                  (c) All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04. Rules of Construction.

                  Unless the context otherwise requires:

                  (a) a term has the meaning assigned to it;

                  (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (c) "or" is not exclusive;

                  (d) words in the singular include the plural, and in the plural include the singular;

                  (e) "including" means "including without limitation;"

                  (f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and

                  (g) references in this Indenture to "Article" and "Section" shall be to the Articles and Sections of this Indenture unless expressly indicated otherwise.

                                   ARTICLE 2.

                                   THE NOTES

Section 2.01. Form and Dating.

                  (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreement or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

                  (b) Form of Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

                  (c) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the equivalent procedures of Clearstream shall be applicable to transfers of beneficial interests in Global Notes that are held by Participants through Euroclear or Clearstream.

                  (d) Additional Notes. Subject to compliance with the provisions of Section 4.09 of this Indenture, the Issuer may issue Additional Notes under this Indenture.

                  (e) Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the

Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

Section 2.02. Execution and Authentication.

                  (a) One Officer shall sign the Notes for the Issuer by manual or facsimile signature. The Issuer's seal may be reproduced on the Notes and may be in facsimile form.

                  (b) If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

                  (c) A Note shall not be valid until authenticated by the manual signature of a Responsible Officer of the Trustee. The signature of a Responsible Officer of the Trustee on the certificate of authentication on a Note shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  (d) On the date hereof, the Trustee shall, upon a written order of the Issuer signed by an Officer (an "AUTHENTICATION ORDER"), authenticate the Initial Notes. From time to time, the Trustee shall, upon receipt of an Authentication Order, and any documents required by Sections 7.02 and 11.04, authenticate Exchange Notes and, subject to Section 2.01(d), Additional Notes.

                  (e) The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

Section 2.03. Registrar and Paying Agent.

                  (a) The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Notes may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional Paying Agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

                  (b) The Issuer initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes. Whenever this Indenture or any other document related hereto or thereto requires or permits actions to be taken based on instructions or directions of Holders of Notes evidencing a specified percentage of the aggregate principal amount of the Notes then outstanding, the Depositary shall be deemed to represent such percentage only to the extent that it has received instructions or directions to that effect from the Holders of the Notes and/or Indirect Participants or Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes, as shall be conclusively evidenced by the Depositary's delivery of such instructions or directions to the Trustee.

                  (c) The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

                  (d) The Global Notes shall be initially registered in the name of Cede & Co., nominee of DTC.

Section 2.04. Paying Agent to Hold Money in Trust.

                  The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, and premium, Additional Interest, if any, or interest on, the Notes, and shall notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary of the Issuer) shall have no further liability for the money. If the Issuer or one of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05. Holder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least five Business Days or such shorter time as the Trustee may allow before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date, as the Trustee may reasonably require of the names and addresses of the Holders of Notes, including the aggregate principal amount of Notes held by each Holder.

Section 2.06. Transfer and Exchange.

                  (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Global Notes shall be exchanged by the Issuer for Definitive Notes if (i) the Depositary (x) notifies the Issuer that it is unwilling or unable to continue to act as depositary for the Global Notes and the Issuer thereupon fails to appoint a successor Depositary, or (y) has ceased to be a clearing agency registered under the Exchange Act and the Issuer fails to appoint a successor, and, in either case, a successor Depositary is not appointed by the Issuer within 90 days after the date of such notice from the Depositary, or (ii) the Issuer in its sole discretion determines that the Global Notes should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) subject to compliance with the provisions of this Section 2.06, upon the request of a Holder; provided, however, that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuer for Definitive Notes prior to
(A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Regulation S, as determined by the Issuer. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, upon receipt of an Authentication Order, and any documents required by Sections 7.02 and 11.04, Definitive Notes shall be executed by the Issuer and authenticated by the Trustee and issued in such names and such amounts as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. A Global Note may not be exchanged for another Note other than as provided in Sections 2.06(a), 2.07, 2.10 and 9.05 hereof, although beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c), (d) or (f) hereof.

                  (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                           (i) Transfer of Beneficial Interests in the Same
                  Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchasers). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this
                  Section 2.06(b)(i).

                           (ii) All Other Transfers and Exchanges of Beneficial
                  Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to
                  Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B), subject to Section 2.06(a), (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above; provided, however, that in no event shall

                  Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Regulation S, as determined by the Issuer. Upon consummation of an Exchange Offer by the Issuer in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal or in a comparable communication in accordance with the Applicable Procedures delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

                           (iii) Transfer of Beneficial Interests to Another
                  Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                                    (a) if the transferee shall take delivery in
                           the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                                    (b) if the transferee shall take delivery in
                           the form of a beneficial interest in either the Regulation S Temporary Global Note or the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

                           (iv) Transfer and Exchange of Beneficial Interests in
                  a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

                                    (a) such exchange or transfer is effected
                           pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal or comparable communication in accordance with the Applicable Procedures that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

                                    (b) such transfer is effected pursuant to
                           the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                                    (c) such transfer is effected by an
                           Exchanging Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                                    (d) the Registrar receives the following:

                                    (A) if the Holder of such beneficial
                           interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                                    (B) if the Holder of such beneficial
                           interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (iv)(d), if the Registrar, the Issuer or the Trustee so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar, the Trustee or the Issuer, if applicable, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  If any such transfer is effected pursuant to subparagraph
(iv)(b) or (d) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order, and any documents required by Sections 7.02 and 11.04, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (iv)(b) or (d) above.

                  Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

                  (c) Transfer or Exchange of Beneficial Interests in Global Notes for Definitive Notes.

                           (i) Beneficial Interests in Restricted Global Notes
                  to Restricted Definitive Notes. Restricted Global Notes and beneficial interests therein shall be exchangeable for Definitive Notes in the circumstances described in Section 2.06(a). In all cases, Definitive Notes delivered in exchange for any Restricted Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with the Applicable Procedures).

                  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                  In the event of a transfer or exchange of beneficial interests in Global Notes for Definitive Notes, the Trustee and Registrar shall be entitled to rely on directions from Indirect Participants, Participants or the Depositary as to the name of the Holders in which to register the Definitive Notes and as to delivery instructions; none of the Issuer, the Trustee or the Registrar shall be liable for any delay in receipt of or failure to receive such directions and each may conclusively rely on, and shall be protected in relying on, such instructions.

                           (ii) Beneficial Interests in Restricted Global Notes
                  to Unrestricted Definitive Notes. A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                                    (a) such exchange or transfer is effected
                           pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the Letter of Transmittal or comparable communication in accordance with the Applicable Procedures that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an "affiliate" (as defined in Rule 144) of the Issuer;

                                    (b) such transfer is effected pursuant to
                           the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                                    (c) such transfer is effected by an
                           Exchanging Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                                    (d) the Registrar receives the following:

                                    (A) if the Holder of such beneficial
                           interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                                    (B) if the Holder of such beneficial
                           interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (ii)(d), if the Registrar, the Issuer or the Trustee so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar, the Trustee or the Issuer, if applicable, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                           (iii) Beneficial Interests in Unrestricted Global
                  Notes to Unrestricted Definitive Notes. Unrestricted Global Notes and beneficial interests therein shall be exchangeable for Definitive Notes in the circumstances described in Section 2.06(a). In all cases, Definitive Notes delivered in exchange for any Unrestricted Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary in accordance with the Applicable Procedures. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Global Note Legend.

                  (d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes.

                           (i) Restricted Definitive Notes to Beneficial
                  Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                                    (a) if the Holder of such Restricted
                           Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                                    (b) if such Restricted Definitive Note is
                           being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                                    (c) if such Restricted Definitive Note is
                           being transferred to a Non-U.S. Person in an offshore transaction in accordance with

                           Regulation S, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof; or

                                    (d) if such Restricted Definitive Note is
                           being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof,

the Trustee shall cancel the Restricted Definitive Note in accordance with
Section 2.11, and increase or cause to be increased the aggregate principal amount of, in the case of clauses (i)(a) or (d) above, the Restricted Global Note, in the case of clause (i)(b) above, the 144A Global Note, and in the case of clause (i) (c) above, the Regulation S Global Note, in each case, in accordance with Section 2.06(h) hereof.

                           (ii) Restricted Definitive Notes to Beneficial
                  Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                                    (a) such exchange or transfer is effected
                           pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal or comparable communication in accordance with the Applicable Procedures that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

                                    (b) such transfer is effected pursuant to
                           the Shelf Registration in accordance with the Registration Rights Agreement;

                                    (c) such transfer is effected by a
                           broker-dealer pursuant to the Exchange Offer
                           Registration Statement in accordance with the Registration Rights Agreement; or

                                    (d) the Registrar receives the following:

                                    (A) if the Holder of such Definitive Notes
                           proposes to exchange such Notes for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                                    (B) if the Holder of such Definitive Notes
                           proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (ii)(d), if the Registrar, the Trustee or the Issuer so requests or if the Applicable

                  Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar, the Trustee or the Issuer, if applicable, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note in accordance with Section 2.06(h).

                           (iii) Unrestricted Definitive Notes to Beneficial
                  Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes, in accordance with Section 2.06(h).

                  If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(b), (ii)(d) or
(iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order, and any documents required by Sections 7.02 and 11.04, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

                  (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney-in-fact, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                           (i) Restricted Definitive Notes to Restricted
                  Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                                    (a) if the transfer shall be made pursuant
                           to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                                    (b) if the transfer shall be made pursuant
                           to Regulation S, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                                    (c) if the transfer shall be made pursuant
                           to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel provided for by item (3) thereof, if applicable.

                           (ii) Restricted Definitive Notes to Unrestricted
                  Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                                    (a) such exchange or transfer is effected
                           pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

                                    (b) any such transfer is effected pursuant
                           to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                                    (c) any such transfer is effected by an
                           Exchanging Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                                    (d) the Registrar receives the following:

                                    (A) if the Holder of such Restricted
                           Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                                    (B) if the Holder of such Restricted
                           Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (ii)(d), if the Registrar, the Trustee or the Issuer so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar, the Trustee and the Issuer, if applicable, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                           (iii) Unrestricted Definitive Notes to Unrestricted
                  Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the transfer of the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

                  (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuer shall issue and, upon receipt of an Authentication Order, and any documents required by Sections 7.02 and 11.04, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer and (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be canceled or reduced accordingly, and the Trustee shall deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

                  (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                           (i) Private Placement Legend.

                                    (a) Except as permitted by subparagraph (b)
                           below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

         "THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT'"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE

         WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

                                    (b) Notwithstanding the foregoing, any
                           Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii), (d)(ii),
                           (d)(iii), (e)(ii), (e)(iii) or (f) to this Section
                           2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                           (ii) Global Note Legend. Each Global Note shall bear
                  a legend in substantially the following form:

         "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OR IN ACCORDANCE WITH SECTION 9.05 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
         (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER."

         "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

                           (iii) Regulation S Temporary Global Note Legend. The
                  Regulation S Temporary Global Note shall bear a legend in substantially the following form:

         "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

                  (h) Cancellation or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

                  (i) General Provisions Relating to Transfers and Exchanges.

                           (i) To permit registrations of transfers and
                  exchanges, the Issuer shall execute and, upon receipt of an Authentication Order and any documents required by Sections
                  7.02 and 11.04, with respect to such Notes, the Trustee shall authenticate Global Notes and Definitive Notes upon the Issuer's order.

                           (ii) No service charge shall be made to a Holder of a
                  beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.15, 4.16 and 9.05 hereof).

                           (iii) In the event of a transfer of a Global Note
                  from a Depositary to a successor Depositary or in the event of a transfer of a Global Note from one nominee name to a different nominee name of any present or successor Depositary, the Trustee and Registrar may rely and shall be protected in relying, in the case of a successor Depositary, on written instructions received from the Issuer as to the change in Depositaries and, in the case of a change in nominee names, on written instructions received from the then current Depositary so appointed by the Issuer.

                           (iv) All Global Notes and Definitive Notes issued
                  upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                           (v) Neither the Registrar nor the Issuer shall be
                  required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (c) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

                           (vi) Prior to due presentment for the registration of
                  a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered on the registry relating to the Notes as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

                           (vii) All certifications, certificates and Opinions
                  of Counsel required to be submitted to the Registrar, the Issuer and the Trustee pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07.     Replacement Notes.

                  (a) If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence to their satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order with respect to such Note, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge for its expenses in replacing a Note, including reasonable fees and expenses of counsel.

                  (b) Every replacement Note is an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08.     Outstanding Notes.

                  (a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in
Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

                  (b) If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding and interest on the Notes ceases to accrue unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

                  (c) If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                  (d) If the Paying Agent holds, in accordance with the provisions of this Indenture, on a redemption date or maturity date, money for the purposes of and sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09.     Treasury Notes.

                  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any Guarantor, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.10.     Temporary Notes.

                  Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order with respect to such Notes, and any documents required by Sections 7.02 and 1104, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer designated for such purpose pursuant to Section
4.02 without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and, upon receipt of an Authentication Order with respect to such Notes, and any documents required by Sections 7.02 and 11.04, the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations.

                  Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11.     Cancellation.

                  The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee upon direction by the Issuer and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirements of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12.     Defaulted Interest.

                  If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuer shall fix or cause to be fixed each such special record date and payment date to the reasonable satisfaction of the Trustee and the Issuer shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13.     CUSIP and ISIN Numbers.

                  The Issuer in issuing the Notes may use "CUSIP" and "ISIN" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" and "ISIN" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee of any change in the "CUSIP" and "ISIN" numbers.

                                   ARTICLE 3.

                            REDEMPTION AND PREPAYMENT

Section 3.01.     NOTICES TO TRUSTEE.

                  If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date (but in any event prior to the notice provided pursuant to Section 3.03 hereof), an Officers' Certificate setting forth (i) the redemption date, (ii) the principal amount of Notes to be redeemed and (iii) the redemption price.

Section 3.02.     SELECTION OF NOTES TO BE REDEEMED.

                  If less than all of the Notes are to be redeemed or purchased at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. Any such determination by the Trustee shall be conclusive. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

                  The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03.     NOTICE OF REDEMPTION.

                  If the Issuer elects to redeem Notes pursuant to the provisions of Section 3.07 hereof, at least 30 days but not more than 60 days before a redemption date, the Issuer shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

                  The notice shall identify the Notes to be redeemed and shall state:

                  (a) the redemption date;

                  (b) the redemption price;

                  (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

                  (d) the name and address of the Paying Agent;

                  (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (f) that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date; and

                  (g) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

                  At the Issuer's request, the Trustee shall give the notice of redemption in the Issuer's name and at its expense; provided, however, that the Issuer shall have delivered to the Trustee at least 30 days (unless a shorter period shall be agreed to by the Trustee in writing) but not more than 60 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04.     EFFECT OF NOTICE OF REDEMPTION.

                  Once a notice of redemption is mailed in accordance with
Section 3.03 hereof, Notes called for redemption shall become irrevocably due and payable on the redemption date at the redemption price.

                  A notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect in such notice, shall not affect the validity of the proceedings for the redemption of the Notes held by Holders to whom such notice was properly given.

Section 3.05.     DEPOSIT OF REDEMPTION PRICE.

                  On or prior to 10:00 a.m. Eastern time, on the redemption date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest, including Additional Interest, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest, including Additional Interest, if any, on, all Notes to be redeemed.

                  If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06.     NOTES REDEEMED IN PART.

                  Upon surrender of a Note that is redeemed in part, the Issuer shall issue and, upon receipt of an Authentication Order with respect to such Notes, and any documents required by Sections 7.02 and 11.04, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07.     OPTIONAL REDEMPTION.

                  (a) The Issuer, at its option, may at any time redeem all or any portion of the Notes at a redemption price plus accrued interest, including Additional Interest, if any, to the date of redemption equal to the greater of

                           (i) 100% of their principal amount or

                           (ii) the sum of the present values of the remaining
                  scheduled payments of principal and interest thereon discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus 50 basis points.

                  (b) For purposes of this Section 3.07:

                           (i) "Treasury Yield" means, with respect to any
                  redemption date applicable to the Notes, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date.

                           (ii) "Comparable Treasury Issue" means, with respect
                  to the Notes, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

                           (iii) "Independent Investment Banker" means, with
                  respect to the Notes offered hereby, Credit Suisse First Boston Corporation or its successor or, if such firm is unwilling or unable to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee.

                           (iv) "Comparable Treasury Price" means, with respect
                  to any redemption date applicable to the Notes:

                                    (A) the average of the applicable Reference
                           Treasury Dealer Quotations for such redemption date after excluding the highest and lowest such applicable Reference Treasury Dealer Quotations, or

                                    (B) if the Trustee obtains fewer than four
                           such Reference Treasury Dealer Quotations, the average of all such Quotations.

                           (v) "Reference Treasury Dealer" means, with respect
                  to the Notes offered hereby, each of Credit Suisse First Boston Corporation or its successor and four primary U.S. Government securities dealers in New York City (each a "Primary Treasury Dealer") appointed by the Trustee in consultation with the Issuer; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Issuer shall substitute therefor another Primary Treasury Dealer.

                           (vi) "Reference Treasury Dealer Quotations" means,
                  with respect to each Reference Treasury Dealer and any redemption date for the Notes, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue for the Notes (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

Section 3.08.     REPURCHASE AT THE OPTION OF HOLDERS.

                  In the event that, pursuant to Section 4.15 or Section 4.16 hereof, the Issuer shall be required to commence an offer to all Holders to purchase Notes (a "Repurchase Offer"), the Issuer shall follow the procedures specified below.

                  The Repurchase Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Issuer shall purchase at the purchase price (as determined in accordance with Section 4.15 or 4.16, as applicable, hereof), the aggregate principal amount of Notes required to be purchased pursuant to Section 4.15 or 4.16, as applicable, hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to such Repurchase Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

                  If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to such Repurchase Offer.

                  Upon the commencement of a Repurchase Offer, the Issuer shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to such Repurchase Offer. The Repurchase Offer shall be made to all Holders. The notice, which shall govern the terms of such Repurchase Offer, shall state:

                  (a) that the Repurchase Offer is being made pursuant to this
         Section 3.08 and Section 4.15 or Section 4.16, as the case may be, hereof, and the length of time the Repurchase Offer shall remain open;

                  (b) the Offer Amount, the purchase price and the Purchase
         Date;

                  (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

                  (d) that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest after the Purchase Date;

                  (e) that Holders electing to have a Note purchased pursuant to any Repurchase Offer may elect to have Notes purchased in integral multiples of $1,000 only;

                  (f) that Holders electing to have a Note purchased pursuant to any Repurchase Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuer, a Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice before the Purchase Date;

                  (g) that Holders shall be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

                  (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Notes shall be selected for purchase pursuant to the terms of Section 3.02, and that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

                  On or before the Purchase Date, the Issuer shall, to the extent lawful,

                  (a) accept for payment all Notes or portions thereof properly tendered pursuant to the Repurchase Offer,

                  (b) deposit with the Paying Agent an amount equal to the Offer Amount in respect of all Notes or portions thereof so tendered and

                  (c) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuer and that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.08.

                  The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five Business days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order with respect to such Note, and any documents required by Sections 7.02 and 11.04, shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided, however, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall publicly announce through PR Newswire, Dow Businesswire or any comparable wire service that distributes releases to the broad financial and investor media, the results of the Repurchase Offer on or as soon as practicable after the Purchase Date.

                  The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent that such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to the Repurchase Offer. To the extent that the provisions of Rule 14e-1 under the Exchange Act or any securities laws or regulations conflict with the provisions of this Section 3.08 or Sections 4.15 or 4.16 hereof, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under such Sections.

                  Any redemption pursuant to Article 3 hereof shall be subject to the provisions of Section 2.01. Notes called for redemption become due and payable on the date fixed for redemption. Interest shall cease to accrue on the Notes or portions thereof being redeemed on and after the redemption date, unless the Issuer defaults in the payment of the redemption or repurchase price.

Section 3.09.     Mandatory Redemption.

                  Except as set forth in Section 3.08 hereof, the Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

                                   ARTICLE 4.

                                   COVENANTS

Section 4.01.     PAYMENT OF NOTES.

                  (a) The Issuer shall pay or cause to be paid the principal of, premium, if any, Additional Interest, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, Additional Interest, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Issuer shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

                  (b) The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02.     MAINTENANCE OF OFFICE OR AGENCY.

                  (a) The Issuer shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for payment, registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                  (b) The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  (c) The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with
Section 2.03.

Section 4.03.     REPORTS.

                  (a) Whether or not the Issuer is required to do so by the rules and regulations of the SEC, so long as any Notes are outstanding, the Issuer shall furnish each Holder, without cost to such Holder, copies of:

                           (i) all quarterly and annual financial information
                  that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuer were required to file such financial information, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Issuer and any consolidated Restricted Subsidiaries, and, with respect to the annual information only, reports thereon by the Issuer's independent public accountants (which shall be firm(s) of established national reputation) and

                           (ii) all information that would be required to be
                  filed with the SEC on Form 8-K if the Issuer were required to file such reports;

provided; however; that comparable reports and filings by the Parent shall satisfy the Issuer's obligations under this Section 4.03 if such reports satisfy the requirements under the rules and regulations of the SEC with respect to the presentation of financial information of the Issuer and the Subsidiary Guarantors.

                  (b) The Issuer shall file a copy of all of the information and reports required to be delivered pursuant to clause (a) of this Section 4.03 with the SEC for public availability, unless the SEC shall not accept such a filing, on or prior to the dates on which the filing of such information and reports would have been required to be made had Parent or the Issuer been subject to the rules and regulations of the SEC, and shall make such information and reports available to securities analysts and prospective investors upon request.

Section 4.04.     COMPLIANCE CERTIFICATE.

                  (a) The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Issuer and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each of the Issuer and its Restricted Subsidiaries has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer is taking or proposes to take with respect thereto.

                  (b) The Issuer shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an

Officers' Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

Section 4.05.     TAXES.

                  The Issuer shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06.     STAY, EXTENSION AND USURY LAWS.

                  The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.     RESTRICTED PAYMENTS.

                  (a) Parent shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time of such Restricted Payment and after giving pro forma effect thereto:

                           (i) a Default shall have occurred and be continuing
                  (or would result therefrom);

                           (ii) the Parent would not have been entitled,
                  assuming such Restricted Payment had been made at the beginning of the applicable four-quarter period, to Incur an additional $1.00 of Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); or

                           (iii) the aggregate amount of such Restricted Payment
                  and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

                                 (a) 50% of Parent's Consolidated Net Income
                  accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are publicly available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

                                 (b) 100% of the aggregate net cash proceeds
                  received by Parent after the Issue Date from the issuance or sale of Parent's Capital Stock (other than Disqualified Stock) or from the issuance or sale of Disqualified Stock to the extent that it has been converted or exchanged into Capital Stock (other than Disqualified Stock) of Parent (in each case, other than an issuance or sale to a Subsidiary of Parent) and 100% of any cash capital contribution received by Parent from its shareholders subsequent to the Issue Date; plus

                           (c) the amount by which Indebtedness of Parent or any
                  Restricted Subsidiary is reduced on Parent's or such Restricted Subsidiary's most recent balance sheet upon the conversion or exchange (other than by a Subsidiary of Parent) subsequent to the Issue Date of any such Indebtedness convertible or exchangeable for Capital Stock (other than Disqualified Stock) of Parent (less the amount of any cash, or the fair value of any other property, distributed by Parent or any Restricted Subsidiary upon such conversion or exchange); plus

                           (d) an amount equal to the sum of

                                    (I) the net reduction in the Investments
                           (other than Permitted Investments) made by Parent or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital, in each case received by Parent or any Restricted Subsidiary; and

                                    (II) to the extent such Person is an
                           Unrestricted Subsidiary of Parent, the portion (proportionate to the equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary of Parent;

                           provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by Parent or any Restricted Subsidiary, in such Person or Unrestricted Subsidiary; plus

                           (e) 100% of the aggregate net cash proceeds received
                  by Parent subsequent to the Issue Date from any Person (other than a Subsidiary of Parent) upon the exercise of any options, warrants or rights to purchase Capital Stock (other than Disqualified Stock) of Parent.

                  (b) The provisions of clause (a) of this Section 4.07 shall not prohibit:

                           (i) any Restricted Payment made out of the net cash
                  proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of Parent (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of Parent) or a substantially concurrent cash capital contribution received by Parent from its shareholders; provided, however, that (x) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (y) the net cash proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under clause (iii)(b) above;

                           (ii) any purchase, repurchase, redemption, defeasance
                  or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness which is permitted to be Incurred pursuant to Section 4.09; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

                           (iii) dividends paid within 60 days after the date of
                  declaration thereof if at such date of declaration such dividend would have complied with this Section 4.07; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

                           (iv) so long as no Default under clause (a) or (b) of
                  the definition of "Event of Default" has occurred and is continuing, the repurchase or other acquisition of shares of Capital Stock of Parent or any of its Subsidiaries from employees, former employees, directors or former directors of Parent or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of Parent under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed $2.0 million in any calendar year; provided further, however, that such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments;

                           (v) Restricted Payments that, when taken together
                  with all other Restricted Payments made pursuant to this clause (v) in an aggregate amount since the Issue Date, do not exceed $2.0 million;

                           (vi) Restricted Payments made in connection with
                  Refinancing Indebtedness with the proceeds of Permitted Refinancing Indebtedness;

                           (vii) Restricted Payments in connection with purchase
                  price adjustments, contingent purchase price payments or other earnout payments, contingent or otherwise, with respect to transactions consummated by Parent or its Subsidiaries prior to the Issue Date;

                           (viii) the payment of any dividend or other
                  distribution by a Restricted Subsidiary of Parent to holders of its Equity Interests on a pro rata basis;

                           (ix) any payments by Parent with respect to the
                  Existing Preferred Stock, in accordance with the terms of the Existing Preferred Stock; and

                           (x) Restricted Payments from any Restricted
                  Subsidiary to Parent for the purpose of satisfying Parent's ordinary course obligations, including general corporate expenses and obligations and obligations under the 7 5/8% Senior Notes due 2009 of Parent; provided, however, that at the time of payment of such Restricted Payment, no Default under clause
                  (a) or (b) of the definition of "Event of Default" shall have occurred and be continuing (or result therefrom); provided further, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments.


Section 4.08. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

                  (a) Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

                           (i) pay

                                    (a) dividends or make any other
                           distributions to Parent or any Restricted Subsidiary
                           (I) on its Capital Stock or (II) with respect to any other interest or participation in, or measured by, its profits, or

                                    (b) any Indebtedness owed to Parent or any
                           Restricted Subsidiary;

                           (ii) make loans or advances to Parent or any
                  Restricted Subsidiary; or

                           (iii) transfer any of its properties or assets to
                  Parent or any Restricted Subsidiary.

                  (b) Notwithstanding the foregoing, Parent or a Restricted Subsidiary may directly or indirectly, create or otherwise cause or suffer to exist or become effective any such encumbrances or restrictions existing under or by reason of:

                           (i) Existing Indebtedness as in effect on the Issue
                  Date, including Indebtedness under this Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided, however, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Existing Indebtedness as in effect on the Issue Date;

                           (ii) any encumbrance or restriction contained in any
                  Working Capital Financing Lines or Warehouse Facilities permitted under Section 4.09 or in any agreement pursuant to which any such Working Capital Financing Lines or Warehouse Facilities were Incurred; or

                           (iii) this Indenture and the Notes;

                           (iv) applicable law or by judicial or regulatory
                  action;

                           (v) any instrument governing Indebtedness or Capital
                  Stock of a Person acquired by Parent or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness was Incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided, however, that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be Incurred;

                           (vi) by reason of customary non-assignment provisions
                  in contracts or leases entered into in the ordinary course of business consistent with industry practices;

                           (vii) purchase money obligations for property
                  acquired in the ordinary course of business consistent with industry practices that impose restrictions of the nature described in clause (a)(iii) above on the property so acquired;

                           (viii) Indebtedness of the Issuer or Subsidiary
                  Guarantors, provided that such Indebtedness was permitted to be Incurred pursuant to this Indenture;

                           (ix) Permitted Refinancing Indebtedness, provided,
                  however, that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

                           (x) customary restrictions on transfers of property
                  subject to a Lien permitted under this Indenture;

                           (xi) customary restrictions contained in an agreement
                  for the sale or disposition of Capital Stock or assets of a Restricted Subsidiary or an agreement entered into for the sale of specified assets (in either case, so long as such encumbrance or restriction, by its terms, terminates on the earlier of the termination of such agreement or the consummation of such agreement and so long as such restriction applies only to the Capital Stock or assets to be sold);

                           (xii) restrictions on cash or other deposits or net
                  worth imposed by customers under contracts entered into in the ordinary course of business consistent with industry practices, provided that such restrictions do not materially impair the Issuer's ability to pay interest on and repay the Notes as and when the same become due and payable;

                           (xiii) provisions with respect to the pro rata
                  disposition or distributions of assets or property in accordance with joint venture agreements and similar agreements;

                           (xiv) any encumbrance or restriction in effect on the
                  Issue Date; or

                           (xv) any encumbrance or restriction contained in
                  agreements and related documents governing or pertaining to Securitization Transactions.

Section 4.09.     INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

                  (a) Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness (including Acquired Debt) and Parent shall not issue any Disqualified Stock, and shall not permit any Restricted Subsidiary to issue any shares of Preferred Stock; provided, however, that Parent may Incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and the Issuer and any Restricted Subsidiaries which are Subsidiary Guarantors may Incur Indebtedness (including Acquired Debt) if Parent's Fixed Charge Coverage Ratio for its most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock is issued would have been at least 2.25 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

                  (b) The provisions of clause (a) of this Section 4.09 shall not apply to the Incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt") so long as no Default has occurred and is continuing or would be caused thereby:

                           (i) the Incurrence by Parent, the Issuer or any
                  Subsidiary Guarantor of Indebtedness under Working Capital Financing Lines, the proceeds of which may be used only for working capital purposes and to fund interest and mandatory principal payments when due on Indebtedness; provided, however, that the aggregate principal amount of all such Indebtedness Incurred pursuant to this clause (i), does not exceed the then current Borrowing Base;

                           (ii) the Incurrence by Parent and the Restricted
                  Subsidiaries of the Existing Indebtedness;

                           (iii) the Incurrence by the Issuer of Indebtedness
                  represented by the Notes, the Exchange Notes and any exchange notes with respect to Additional Notes Incurred in accordance with the terms of this Indenture and the Incurrence by Parent of its Guarantee and by the Subsidiary Guarantors of the Subsidiary Guarantees in respect of the Notes, Exchange Notes and any Additional Notes Incurred in accordance with the terms of this Indenture;

                           (iv) the Incurrence by Parent or any Restricted
                  Subsidiary of Indebtedness Incurred under any Warehouse Facility, provided that (A) such Warehouse Facility is rated A2 (or the equivalent successor ranking) or better by Moody's or A (or the equivalent successor rating) or better by S&P and
                  (B) the amount of such Indebtedness (excluding funding drafts issued thereunder) outstanding at any time pursuant to this clause (iv) may not exceed 90% of the principal amount of Financial Assets consisting of obligations for the payment of money (including capitalized lease obligations) securing Indebtedness thereunder plus 90% of the value of other assets or property (other than supporting obligations and collateral supporting or securing such Financial Assets) securing Indebtedness thereunder; provided, however, that the aggregate principal amount of all such Indebtedness outstanding at any time and Incurred pursuant to this clause (iv) does not exceed $200.0 million;

                           (v) the Incurrence by Parent, the Issuer or any of
                  their respective Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was Incurred under paragraph (a) of this Section 4.09 or clauses (ii), (iii) or
                  (iv) or this clause (v) of this paragraph (b);

                           (vi) subject to the provisions of Section 4.10
                  hereof, the Incurrence by Parent, the Issuer or any of their respective Restricted Subsidiaries of intercompany Indebtedness or Preferred Stock between or among Parent, the Issuer and any of their respective Restricted Subsidiaries that are Subsidiary Guarantors; provided, however, that

                                    (a) if the Issuer is the obligor on such
                           Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes and this Indenture,

                                    (b) if Parent is the obligor on such
                           Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of Parent's Guarantee of the Notes,

                                    (c) if a Subsidiary Guarantor is the obligor
                           on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of such Subsidiary Guarantor's Subsidiary Guarantee; and

                                    (d) (I) any subsequent event or issuance or
                           transfer of Equity Interests that results in any such Indebtedness or Preferred Stock being held by a Person other than Parent, the Issuer or a Subsidiary Guarantor and (II) any sale or other transfer of any such Indebtedness or Preferred Stock to a Person that is not Parent, the Issuer or a Subsidiary Guarantor shall be deemed, in each case, to constitute an Incurrence of such Indebtedness or Preferred Stock by Parent, the Issuer or such Subsidiary Guarantor, as the case may be, that was not permitted by this clause (vi);

                           (vii) the Incurrence by Parent or any Restricted
                  Subsidiary of Hedging Obligations in the ordinary course of business consistent with industry practices for the purpose of fixing or hedging currency, commodity or interest rate risk (including with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding in connection with the conduct of their respective businesses) and not for speculative purposes;

                           (viii) the Incurrence by Parent or any Restricted
                  Subsidiary of Guarantees of Indebtedness of the Issuer or a Restricted Subsidiary that was permitted to be Incurred by another provision of this Section 4.09; provided, however, that neither the Issuer nor any Subsidiary Guarantor may Guarantee any Indebtedness of Parent other than with respect to a Guarantee that is subordinated in right of payment in full to the Notes and the Subsidiary Guarantees;

                           (ix) the Incurrence of Indebtedness of Parent or any
                  Restricted Subsidiary Incurred in respect of performance bonds, bankers' acceptances and letters of credit in the ordinary course of business consistent with industry practices, including Indebtedness evidenced by letters of credit or surety bonds issued in the ordinary course of business consistent with industry practices to support the insurance or self-insurance obligations of Parent or any Restricted Subsidiary (including to secure workers' compensation and other similar insurance coverages), but excluding letters of credit issued in respect of or to secure money borrowed;

                           (x) the Incurrence by Parent or any Restricted
                  Subsidiary of Indebtedness under repurchase agreements entered into in the ordinary course of business consistent with customary industry practices in connection with floor-plan financing arrangements;

                           (xi) the Incurrence by Parent, the Issuer or any
                  Subsidiary Guarantor of Indebtedness under Floor Plan Financing Lines in the ordinary course of business and consistent with past practices; and

                           (xii) Indebtedness of a Restricted Subsidiary
                  Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by Parent or any Restricted Subsidiary (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by Parent or any Restricted Subsidiary); provided, however, that on the date of such acquisition and after giving pro forma effect thereto, Parent would have been able to incur at least $1.00 of additional Indebtedness pursuant to the paragraph (a) of this Section 4.09;

                           (xiii) the Incurrence by Parent, the Issuer or any
                  Subsidiary Guarantor of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any other Indebtedness Incurred pursuant to this clause (xiii), not to exceed $30.0 million.

                  (c) For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xiii) above as of the date of Incurrence thereof or is entitled to be Incurred pursuant to paragraph (a) of this Section 4.09 as of the date of Incurrence thereof, the Issuer shall, in its sole discretion, classify (or later reclassify in whole or in part, in its sole discretion) such item of Indebtedness in any manner that complies with this Section 4.09. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock shall not be deemed to be an Incurrence of Indebtedness or an issuance of Disqualified Stock for the purposes of this Section 4.09.

Section 4.10.     NO GUARANTEES OF PARENT INDEBTEDNESS.

                  The Issuer shall not, and Parent shall not permit any Restricted Subsidiary to, directly or indirectly, Guarantee any Indebtedness Incurred by Parent (other than (1) the Subsidiary Guarantees with respect to the Notes, Exchange Notes and any Additional Notes issued in accordance with this Indenture and (2) Guarantees that are expressly subordinated to the prior payment in full in cash of the Notes and Subsidiary Guarantees) and Parent shall not, and shall not permit any Restricted Subsidiary to, incur any Liens or otherwise secure any Indebtedness Incurred by Parent (other than the Subsidiary Guarantees with respect to the Notes and Exchange Notes).

Section 4.11.     TRANSACTIONS WITH AFFILIATES.

                  (a) Parent shall not, and shall not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate of any such Person (each of the foregoing, an "Affiliate Transaction"), unless:

                           (i) such Affiliate Transaction is on terms that are
                  no less favorable to Parent or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Parent or such Restricted Subsidiary with an unrelated Person; and

                           (ii) Parent delivers to the Trustee

                                    (a) with respect to any Affiliate
                  Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.0 million, a Board Resolution set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of its Board of Directors, and

                                    (b) with respect to any Affiliate
                  Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an investment banking firm (or, if an investment banking firm is generally not qualified to give such an opinion, by an appraisal firm) of national standing;

                  (b) Notwithstanding the provisions of clause (a) of this
         Section 4.11, none of the following shall be deemed to be Affiliate
         Transactions:

                           (i) any employment agreement entered into by Parent
                  or any Restricted Subsidiary in the ordinary course of business consistent with industry practices and any contract, agreement or understanding with, or for the benefit of, or plan for the benefit of, employees of Parent and its Restricted Subsidiaries generally (in their capacities as such), which contract, agreement, understanding or plan is entered into, made or adopted in the ordinary course of business consistent with industry practices and with the approval of Parent's Board of Directors;

                           (ii) transactions between or among Parent and/or its
                  Restricted Subsidiaries that are Subsidiary Guarantors;

                           (iii) any sale or other issuance of Equity Interests
                  (other than Disqualified Stock) of Parent;

                           (iv) Restricted Payments that are permitted under
                  Section 4.07;

                           (v) fees and compensation paid to members of the
                  Board of Directors of Parent and of its Restricted Subsidiaries in their capacity as such, to the extent such fees and compensation are reasonable and customary;

                           (vi) advances to employees for moving, entertainment
                  and travel expenses, drawing accounts and similar expenditures in the ordinary course of business consistent with industry practices;

                           (vii) advancements of fees and expenses, and
                  indemnity payments to or provided on behalf of, officers, directors or employees of Parent or any Restricted Subsidiary, either (i) in the ordinary course of business or (ii) as determined in any other case by the Board of Directors of Parent or such Restricted Subsidiary, to the extent that in either case (i) or (ii) such fees, expenses and indemnities are reasonable and customary; and

                           (viii) transactions between Parent and/or any
                  Restricted Subsidiary and a Special Purpose Vehicle in connection with Securitization Transactions.

Section 4.12.     LIENS.

                  (a) Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien (the "Initial Lien") of any nature whatsoever on any of its properties (including Capital Stock of a Subsidiary), other than Permitted Liens, without effectively providing that the Notes shall be secured equally and ratably with or prior to pari passu obligations and prior to all Subordinated Obligations so secured for so long as such obligations are so secured.

                  (b) Any Lien created for the benefit of the Holders of the Notes pursuant to clause (a) shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

Section 4.13.     FUTURE SUBSIDIARY GUARANTORS.

                  Parent shall cause each existing and future Restricted Subsidiary (other than the Issuer or any Foreign Subsidiary of Parent), and any other Person (including Foreign Subsidiaries of Parent), that provides a Guarantee in connection with any Indebtedness of Parent, the Issuer or any Subsidiary Guarantor outstanding at any time, to execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Restricted Subsidiary or Person, as the case may be, shall Guarantee payment of the Notes on a senior basis and on the same terms and conditions as those set forth in this Indenture; provided that (i) if a Subsidiary Guarantor ceases to be a guarantor under the Indebtedness of the Parent, the Issuer or the Subsidiary Guarantor pursuant to which it became a Subsidiary Guarantor in accordance with this Section 4.13, such Subsidiary


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Guarantor shall be deemed released from all obligations under its Subsidiary
Guarantee (so long as such Subsidiary Guarantor has not provided any other Guarantee in connection with any other Indebtedness of the Parent, the Issuer or any other Subsidiary Guarantor outstanding at any time ranking pari passu or junior in right of payment with the Notes or the Subsidiary Guarantee of the Notes) and (ii) a Subsidiary Guarantor shall be automatically and unconditionally released and discharged in accordance with Article 5 in respect of a disposition of such Subsidiary Guarantor.

Section 4.14.     CORPORATE EXISTENCE.

                  Subject to Article 5 hereof, Parent shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of Parent or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of Parent and the Restricted Subsidiaries; provided, however, that Parent shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Restricted Subsidiary, if the Board of Directors of Parent shall determine that the preservation thereof is no longer desirable in the conduct of the business of Parent and the Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15.     ASSET SALES.

                  (a) Parent shall not, and shall not permit any Restricted Subsidiary to, consummate an Asset Sale unless:

                           (i) Parent or such Restricted Subsidiary receives
                  consideration at the time of such Asset Sale at least equal to the fair market value (evidenced in the case of an Asset Sale in which the consideration exceeds $5.0 million by a Board Resolution of Parent set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of; and

                           (ii) at least 75% of the consideration therefor
                  received by Parent or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided, however, that the amount of

                                    (a) any liabilities (as shown on Parent's or
                  such Restricted Subsidiary's most recent balance sheet) of Parent or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Parent or such Restricted Subsidiary from further liability; and

                                    (b) any securities, notes or other
                  obligations received by Parent or any such Restricted Subsidiary from such transferee that are contemporaneously (but not later than 30 days after receipt) converted by Parent or such Restricted Subsidiary into cash (to the extent of the cash received)

                  shall, in the case of either (a) or (b) above, be deemed to be cash for purposes of this clause (ii).


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                  (b) Within 210 days after the receipt of any Net Proceeds from an Asset Sale, Parent or any Restricted Subsidiary may apply such Net Proceeds, at its option,

                           (i) to repay Indebtedness under any Working Capital
                  Financing Lines Incurred by the Issuer or any Subsidiary Guarantor and to correspondingly permanently reduce the commitments with respect thereto in the case of revolving borrowings; provided, however, that such commitments shall not be required to be reduced below the then current Borrowing Base;

                           (ii) to the acquisition of a controlling interest in
                  another business, the making of a capital expenditure or the acquisition of other long-term assets, in each case, in Permitted Businesses; or

                           (iii) to repurchase Notes in the open market or in
                  privately negotiated transactions.

                  (c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in sub-clauses (i), (ii) or (iii) of clause (b) above shall be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Issuer shall be required to make an offer (an "Asset Sale Offer") to all Holders of Notes, as well as all holders of pari passu Indebtedness that has the benefit of provisions requiring the Issuer to make a similar offer, to purchase the maximum principal amount of Notes and other pari passu Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Notes and other pari passu Indebtedness to be purchased or the lesser amount required under the agreements governing such pari passu Indebtedness, plus accrued and unpaid interest thereon, if any, to the date of purchase, in accordance with the procedures set forth in Section 3.08 hereof. To the extent that the aggregate amount of Notes and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and pari passu Indebtedness surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Issuer shall select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and other pari passu Indebtedness so tendered. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

Section 4.16.     CHANGE OF CONTROL.

                  (a) Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Issuer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Issuer shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by this Indenture and described in such notice.


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
                  (b) On the Change of Control Payment Date, the Issuer will, to the extent lawful,

                           (i) accept for payment all Notes or portions thereof
                  properly tendered pursuant to the Change of Control Offer,

                           (ii) deposit with the Paying Agent an amount equal to
                  the Change of Control Payment in respect of all Notes or portions thereof so tendered and

                           (iii) deliver or cause to be delivered to the Trustee
                  the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuer.

                  (c) The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, however, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Issuer shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                  (d) The provisions of Section 3.08 hereof shall be applicable to any Change of Control Offer. Notwithstanding the foregoing, the Change of Control provisions described above shall be applicable whether or not any other provisions of this Indenture are applicable. Except as described above with respect to a Change of Control, this Indenture does not contain provisions that permit the Holders of the Notes to require that the Issuer repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

                  (e) Any future agreements governing Working Capital Financing Lines, credit agreements or other agreements relating to senior Indebtedness to which the Issuer becomes a party may provide that certain change of control events with respect to the Issuer would constitute a default thereunder.

                  (f) The Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Section 4.17.     BUSINESS ACTIVITIES.

                  Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, engage in any line of business other than a Permitted Business, except to such extent as would not be material to Parent and the Restricted Subsidiaries taken as a whole.

Section 4.18.     SALE AND LEASEBACK TRANSACTIONS.

                  Parent shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:


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                  (a) Parent or such Restricted Subsidiary would be entitled to
Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to 4.09;

                  (b) the Net Proceeds received by Parent or such Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair value (as determined by the Board of Directors of Parent) of such property; and

                  (c) the Net Proceeds of such transaction are applied in compliance with Section 4.15.

Section 4.19.     PAYMENTS FOR CONSENT.

                  Neither Parent nor any Restricted Subsidiary shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE 5.

                                   SUCCESSORS

Section 5.01.     MERGER, CONSOLIDATION, OR SALE OF ASSETS.

                  (a) The Issuer shall not merge, consolidate or amalgamate with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of its assets in any one transaction or series of transactions other than a merger of a Restricted Subsidiary into the Issuer where the Issuer is the surviving Person or the Restricted Subsidiary is the Surviving Person and it shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Issuer under the Notes and this Indenture.

                  (b) Parent shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

                           (i) the resulting, surviving or transferee Person
                  (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not Parent) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of Parent under its Guarantee of the Notes and this Indenture;

                           (ii) immediately after giving pro forma effect to
                  such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such


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
                  Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

                           (iii) immediately after giving pro forma effect to
                  such transaction, the Successor Company would have had a Fixed Charge Coverage Ratio of not less than 2.0 to 1;

                           (iv) Parent shall have delivered to the Trustee an
                  Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture;

         provided, however, that clause (iii) shall not be applicable to Parent merging with an Affiliate other than the Issuer or any Subsidiary of the Issuer solely for the purpose and with the sole effect of reincorporating Parent in another U.S. jurisdiction.

Section 5.02.     SUCCESSOR COMPANY SUBSTITUTED.

                  Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of Parent in accordance with Section 5.01 hereof, the Successor Company shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to "Parent" shall refer instead to the Successor Company and not to the Parent), and may exercise every right and power of Parent under this Indenture and the Guarantee of Parent with the same effect as if such Successor Company had been named as Parent herein and therein, and the predecessor Parent shall, except in the case of a lease, be released of its obligations under this Indenture and the Guarantee of the predecessor Parent.

Section 5.03.     SUBSIDIARY GUARANTORS.

                  Parent shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person other than to the Issuer or any Subsidiary Guarantor unless:

                  (a) except in the case of a Subsidiary Guarantor that has been disposed of in its entirety to another Person (other than to Parent or an Affiliate of Parent), whether through a merger, consolidation or sale of Capital Stock or assets, if in connection therewith Parent provides an Officers' Certificate to the Trustee to the effect that Parent will, and shall cause the Restricted Subsidiaries to, comply with the obligations under Section 4.15 and
Section 4.09 in respect of such disposition, the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a Guaranty Agreement, in a form satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guarantee;

                  (b) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting,


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
surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

                  (c) the Issuer delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, complies with this Indenture.

                                   ARTICLE 6.

                              DEFAULTS AND REMEDIES

Section 6.01.     EVENTS OF DEFAULT.

                  Each of the following events constitutes an "Event of Default":

                  (a) a default in the payment of interest on the Notes when due, continued for 30 days;

                  (b) a default in the payment of principal of and premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon declaration or otherwise;

                  (c) the failure by either Parent or the Issuer to comply with its obligations under Article 5 or failure by Parent or any of its Restricted Subsidiaries to comply with Section 4.10;

                  (d) the failure by either Parent or the Issuer to comply for 30 days after notice with any of its obligations set forth under Section 4.15 or
4.16 (other than a failure to purchase Notes) or under Section 4.07, 4.08, 4.09, 4.11, 4.12, 4.13, 4.17 or 4.18;

                  (e) the failure by either Parent or the Issuer, as applicable, to comply for 60 days after notice with its obligations under Section 4.03 or other obligations under this Indenture, other than with respect to the provisions relating to clauses (a), (b), (c) and (d) above;

                  (f) Indebtedness of Parent, the Issuer or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $20.0 million and such default continues for ten days after notice (the "cross acceleration provision");

                  (g) any final judgment or decree for the payment of money in excess of $10.0 million (net of applicable insurance coverage) is entered against Parent, the Issuer or a Significant Subsidiary and remains undischarged, unwaived or unstayed for a period of 60 consecutive days following the date on which the right to appeal such judgment has expired or becomes subject to an enforcement proceeding (the "judgment default provision");

                  (h) a court having jurisdiction in the premises enters a decree or order for

                           (i) relief in respect of Parent or any Significant
                  Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect,


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
                           (ii) appointment of a receiver, liquidator, assignee,
                  custodian, trustee, sequestrator or similar official of Parent or any Significant Subsidiary or for all or substantially all of the property and assets of Parent or any Significant Subsidiary, or

                           (iii) the winding up or liquidation of the affairs of
                  Parent or any Significant Subsidiary, and,

                  in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                  (i) Parent or any Significant Subsidiary:

                           (i) commences a voluntary case under any applicable
                  bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law,

                           (ii) consents to the appointment of or taking
                  possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Parent or such Significant Subsidiary or for all or substantially all of the property and assets of Parent or such Significant Subsidiary, or

                           (iii) effects any general assignment for the benefit
                  of creditors.

                  (j) any Note Guarantee ceases to be in full force and effect (other than in accordance with the terms of this Indenture or such Note Guarantee) or Parent or any Subsidiary Guarantor denies or disaffirms its obligations under its Note Guarantee (the "guarantee provisions");

                  provided, however, that a Default under clauses (d), (e), (f) or (g) of this Section 6.01 shall not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Issuer of the default and Parent or the Issuer does not cure such default within the time specified after receipt of such notice.

Section 6.02.     ACCELERATION.

                  (a) If any Event of Default (other than an Event of Default specified in clause (h) or (i) of Section 6.01 hereof), occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes, by written notice to the Issuer (and, if such notice is given by such Holders, to the Trustee), may, and the Trustee at the request of such Holders shall, declare the principal of and accrued but unpaid interest on the Notes to be due and payable immediately. Upon such declaration of acceleration, such principal of and accrued and unpaid interest and Additional Interest, if any, shall be immediately due and payable.

                  (b) Notwithstanding the foregoing, if an Event of Default specified in clause (h) or (i) of Section 6.01 hereof with respect to Parent, the Issuer or a Subsidiary Guarantor that is a Significant Subsidiary occurs and is continuing, the principal of and accrued and unpaid interest and Additional Interest, if any, on the Notes then outstanding shall be due and payable immediately without further action or notice on the part of the Trustee or any Holder.


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Section 6.03.     OTHER REMEDIES.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  The Trustee may maintain a proceeding to enforce its rights and to pursue its remedies under the Notes and this Indenture even if the Trustee does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04.     WAIVER OF PAST DEFAULTS.

                  At any time after declaration of acceleration, but before a judgment or decree for the payment of the money due has been obtained by the Trustee, the Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Issuer and to the Trustee, may waive all past defaults (except a Default in the payment of principal of, premium, if any, or interest on any Note as specified in clause (a) or (b) of Section 6.01 or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Note affected) and rescind and annul a declaration of acceleration and its consequences if:

                  (a) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived; and

                  (b) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

                  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 6.05.     CONTROL BY MAJORITY.

                  Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for enforcing any rights and exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines would involve the Trustee in personal liability or that the Trustee determines is unduly prejudicial to the rights of other Holders of Notes not joining in the giving of such direction.


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
Section 6.06.     LIMITATION ON SUITS.

                  Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue a remedy with respect to this Indenture or the Notes unless:

                  (a) such Holder has previously given the Trustee notice that an Event of Default is continuing;

                  (b) Holders of at least 25% in principal amount of the then outstanding Notes have made a request in writing to the Trustee to pursue the remedy;

                  (c) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

                  (d) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

                  (e) holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

                  A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07.     RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Additional Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.     COLLECTION SUIT BY TRUSTEE.

                  If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Issuer for the whole amount of principal of, premium and Additional Interest, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.     TRUSTEE MAY FILE PROOFS OF CLAIM.

                  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or


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
deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.     PRIORITIES.

                  If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee, its agents or attorneys and the costs and expenses of collection;

                  Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Additional Interest, if any and interest, respectively; and

                  Third: to the Issuer or to such party as a court of competent jurisdiction shall direct.

                  The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11.     UNDERTAKING FOR COSTS.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and disbursements against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.


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
Section 6.12.     RESTORATION OF RIGHTS AND REMEDIES.

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Issuer, Trustee and the Holders shall continue as though no such proceeding had been instituted, except that the rights of the Trustee to receive compensation, reimbursement of any of its expenses or indemnification from the Holders in connection with such proceeding in accordance with the terms of this Indenture or any separate agreement or understanding between the Trustees and the Holders shall not be affected by this
Section 6.12.

Section 6.13.     RIGHTS AND REMEDIES CUMULATIVE.

                  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.14.     DELAY OR OMISSION NOT WAIVER

                  No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.15.     NO AVOIDANCE OF PREMIUM.

                  In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of Parent or the Issuer with the intention of avoiding payment of the premium that the Issuer would have been required to pay upon an optional redemption of the Notes or otherwise, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon acceleration of the Notes.

                                   ARTICLE 7.

                                    TRUSTEE

Section 7.01.     DUTIES OF TRUSTEE.

                  (a) If an Event of Default of which a Responsible Officer of the Trustee has actual knowledge has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a


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prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                  (b) Except during the continuance of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge:

                           (i) the duties of the Trustee shall be determined
                  solely by the express provisions of this Indenture and the Trustee undertakes to perform, and need perform, only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                           (ii) in the absence of bad faith on its part, the
                  Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (i) this paragraph (c) does not limit the effect of
                  paragraph (b) of this Section;

                           (ii) the Trustee shall not be liable for any error of
                  judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                           (iii) the Trustee shall not be liable with respect to
                  any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section
                  6.05 hereof.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (e) and (f) of this Section and Section 7.02.

                  (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.


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
Section 7.02.     RIGHTS OF TRUSTEE.

                  (a) In connection with its rights and duties under this Indenture, the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, Note, or other document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture or takes or omits to take in accordance with the written direction of the Holders of a majority in principal amount of the outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

                  (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.03.     INDIVIDUAL RIGHTS OF TRUSTEE.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest described in TIA ss. 310(b), it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04.     TRUSTEE'S DISCLAIMER.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer's direction under any provision of this Indenture, it shall not be responsible for the use or application of any


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
money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.     NOTICE OF DEFAULTS.

                  If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is not opposed to the interests of the Holders of the Notes.

Section 7.06.     REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

                  Within 60 days after the end of May 15 each year, beginning with May 15, 2003, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

                  A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuer and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA ss. 313(d). The Issuer shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07.     COMPENSATION AND INDEMNITY.

                  The Issuer shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as shall be agreed upon in writing by the Issuer and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a Trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  The Issuer shall indemnify, defend and hold harmless the Trustee and its shareholders, incorporators, directors, officers, employees, representatives and agents (each an "Indemnitee") against any and all losses, liabilities or expenses (including reasonable fees and disbursements of counsel) incurred by any of them arising out of or in connection with the acceptance or administration of the Trustee's duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 7.07) and defending any of themselves against any claim (whether asserted by the Issuer or any Holder or any other person) or liability in connection with the exercise or performance of any of the Trustee's powers or duties hereunder, except to the extent any such loss, liability or expense or a portion thereof may be attributable to the Trustee's negligence or bad faith. An Indemnitee shall notify the Issuer promptly of any claim for which that Indemnitee may seek indemnity. Failure by the Indemnitee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. Subject to receipt of the consent of the party to be defended, which consent shall not be


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
unreasonable withheld or delayed, the Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Indemnitees may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld or delayed. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by an Indemnitee through that Indemnitee's own willful misconduct, negligence or bad faith.

                  The obligations of the Issuer under this Section 7.07 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

                  To secure the Issuer's payment obligations in this Section, the Trustee shall have a Lien and is hereby granted a security interest prior in right of payment to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees, disbursements and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08.     REPLACEMENT OF TRUSTEE.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                  The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

                  (a) the Trustee fails to comply with Section 7.10 hereof;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a custodian or public officer takes charge of the Trustee or its property; or

                  (d) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of Notes of at least


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
10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with
Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. Subject to the Lien provided for in Section
7.07 hereof, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the retiring Trustee hereunder shall have been paid and the property so transferred shall remain subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09.     SUCCESSOR TRUSTEE BY MERGER, ETC.

                  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking corporation, the successor corporation or national banking corporation without any further act shall be the successor Trustee.

Section 7.10.     ELIGIBILITY; DISQUALIFICATION.

                  There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate Trustee power, that is subject to supervision or examination by federal or state authorities and that has (or the bank holding company of which it is an Affiliate has) a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b) provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusions set forth in TIA Section 310(b)(1) are met.

Section 7.11.     PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER.

                  The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                   ARTICLE 8.

                                 NOTE GUARANTEES


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Section 8.01.     NOTE GUARANTEES.

                  (a) Subject to this Article 8, each of the Guarantors hereby, jointly and severally, unconditionally Guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder: (i) the due and punctual payment of principal, premium and interest and Additional Interest, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, (ii) the due and punctual payment of interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof, and (iii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration pursuant to Section 6.02 hereof or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a Guarantee of payment and not a Guarantee of collection.

                  (b) Each Guarantor hereby agrees that its obligations with regard to its Note Guarantee shall be joint and several, unconditional, irrespective of the validity or enforceability of the Notes or the obligations of the Issuer under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Issuer or any other obligor with respect to this Indenture, the Notes or the obligations of the Issuer under this Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to: (i) any right to require any of the Trustee, the Holders or the Issuer (each a "Benefited Party"), as a condition of payment or performance by such Guarantor, to (A) proceed against the Issuer, any other guarantor (including any other Guarantor) of the obligations under the Note Guarantees or any other person, (B) proceed against or exhaust any security held from the Issuer, any such other guarantor or any other person, (C) proceed against or have resort to any balance of any deposit account or credit on the books of any Benefited Party in favor of the Issuer or any other person, or (D) pursue any other remedy in the power of any Benefited Party whatsoever; (ii) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Issuer including any defense based on or arising out of the lack of validity or the unenforceability of the obligations under the Note Guarantees or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Issuer from any cause other than payment in full of the obligations under the Note Guarantees; (iii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (iv) any defense based upon any Benefited Party's errors or omissions in the administration of the obligations under the Note Guarantees, except behavior which amounts to bad faith; (v)(A) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of the Note Guarantees and any legal or equitable discharge of such Guarantor's obligations hereunder, (B) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (C)



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any rights to set-offs, recoupments and counterclaims and (D) promptness, diligence and any requirement that any Benefited Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (vi) notices, demands, presentations, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of the Note Guarantees, notices of default under the Notes or any agreement or instrument related thereto, notices of any renewal, extension or modification of the obligations under the Note Guarantees or any agreement related thereto, and notices of any extension of credit to the Issuer and any right to consent to any thereof; (vii) to the extent permitted under applicable law, the benefits of any "One Action" rule and (viii) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of the Note Guarantees. Except as set forth in Section 8.05, each Guarantor hereby covenants that its Note Guarantee shall not be discharged except by complete performance of the obligations contained in its Note Guarantee and this Indenture.

                  (c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid to either the Trustee or such Holder, any Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

                  (d) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 hereof for the purposes of any Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (ii) in the event of any declaration of acceleration of such obligations as provided in Section 6.02 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of any such Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the applicable Note Guarantee.

Section 8.02.     ADDITIONAL GUARANTEES.

                  If any Restricted Subsidiary becomes obligated pursuant to
Section 4.13 hereof, then the Issuer shall cause any such Restricted Subsidiary to, within five Business Days of the date on which any such Restricted Subsidiary became so obligated, execute and deliver to the Trustee a Supplemental Indenture in form reasonably satisfactory to the Trustee, pursuant to which such Restricted Subsidiary shall unconditionally guarantee, on a senior unsecured basis, all of the Issuer's obligations under the Notes and this Indenture on the terms set forth herein and therein. Any Restricted Subsidiary that becomes a Guarantor shall remain a Guarantor unless (i) designated an Unrestricted Subsidiary by the Issuer in accordance with this Indenture; (ii) is otherwise released from its obligations as a Guarantor pursuant to Section 8.05 hereof; or (iii) the circumstances giving rise to the obligation to provide a guarantee under Section 4.13 no longer exist.



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Section 8.03.     LIMITATION ON GUARANTOR LIABILITY.

                  Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under this Article 8 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 8, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 8.04.     MERGER AND CONSOLIDATION OF GUARANTORS.

                  (a) Except as otherwise provided in Section 8.05 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving person) another person, other than the Issuer or another Guarantor except in accordance with Section 5.03 hereof.

                  (b) In case of any such sale or other disposition, consolidation, merger, sale or conveyance and upon the assumption by the successor person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

                  (c) Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) and (b) of this Section 8.04, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Issuer or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuer or another Guarantor.

Section 8.05.     RELEASE.

                  (a) In the event of (i) a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all to the Capital Stock of any Guarantor, in each case to a person that is not (either before or after giving effect to such transactions) a Subsidiary of the Issuer, so long as the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation
Section 4.15 hereof, or (ii) a designation by the Issuer of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in



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accordance with the definition thereof, such Guarantor or, in the case of a sale or other disposition of all or substantially all of the assets of such Guarantor, the corporation acquiring such property, shall be released and relieved of any obligations under its Note Guarantee without any further action being required by the Trustee or any Holder; provided, however, that any such release shall be in accordance with Section 4.13.

                  (b) Upon delivery by the Issuer to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Issuer in accordance with the provisions of this Indenture, including without limitation Section 4.07 hereof, or such designation was made in accordance with Section 4.13 hereof, as the case may be, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

                  (c) Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 8.

Section 8.06.     SUBORDINATION OF NOTE GUARANTEE OF PARENT.

                  The obligations of Parent under its Guarantee shall be subordinated in right of payment to the prior payment in full of all senior Indebtedness of Parent, including the obligations of Parent under its 7-5/8% Senior Notes due 2009, whether existing on the Issue Date or thereafter incurred.

                                   ARTICLE 9.

                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.     WITHOUT CONSENT OF HOLDERS OF NOTES.

                  Notwithstanding Section 9.02 of this Indenture, the Issuer, Parent and the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

                  (a) to cure any ambiguity, omission, defect or inconsistency;

                  (b) to provide for the assumption by a successor Person of the obligations of the Issuer under this Indenture or Parent under its Guarantee of the Notes;

                  (c) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the
Code);

                  (d) to add Guarantees, including Subsidiary Guarantees, with respect to the Notes or to release Subsidiary Guarantors from Subsidiary Guarantees as provided by the terms of this Indenture or to secure the Notes;



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                  (e) to add to the covenants of Parent or the Restricted
Subsidiaries for the benefit of the holders of the Notes or to surrender any right or power conferred upon Parent or any Restricted Subsidiary;

                  (f) to make any change that does not adversely affect the rights of any holder of the Notes; or

                  (g) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act.

Section 9.02.     WITH CONSENT OF HOLDERS OF NOTES.

                  (a) Except as provided below in this Section 9.02, this Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting solely from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, including Additional Notes, if any, voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

                           (i) reduce the amount of Notes whose holders must
                  consent to an amendment;

                           (ii) reduce the rate of or extend the time for
                  payment of interest on any Note;

                           (iii) reduce the principal of or extend the Stated
                  Maturity of any Note;

                           (iv) reduce the amount payable upon the redemption of
                  any Note or change the time at which any Note may be redeemed as set forth in Section 3.07;

                           (v) make any Note payable in money other than that
                  stated in the Note;

                           (vi) impair the right of any holder of the Notes to
                  receive payment of principal of and interest on such holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Notes or any Note Guarantee;

                           (vii) make any change in the amendment provisions
                  which require each holder's consent or in the waiver provisions;

                           (viii) make any change in the ranking or priority of
                  any Note that would adversely affect the holders; or

                           (ix) make any change in any Note Guarantee that would
                  adversely affect the holders.

                  (b) It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver. It shall be sufficient if such consent approves the substance thereof.

                  (c) After an amendment, supplement or waiver under this
Section 9.02 becomes effective, the Issuer shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver; provided, however, that, if the amendment relates solely to the addition of one or more Subsidiary Guarantors, such notice shall not be required. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 9.03.     COMPLIANCE WITH TRUST INDENTURE ACT.

                  Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04.     REVOCATION AND EFFECT OF CONSENTS.

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

                  The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.

Section 9.05.     NOTATION ON OR EXCHANGE OF NOTES.

                  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order with respect to those Notes, and any documents required by Sections 7.02 and 11.04, authenticate new Notes that reflect the amendment, supplement or waiver.

                  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.



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

Section 9.06.     TRUSTEE TO SIGN AMENDMENTS, ETC.

                  Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture pursuant to this Article 9, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as required by Section 9.02, if applicable, and upon receipt by the Trustee of the documents described in Section 11.04 hereof, the Trustee shall join with the Issuer in the execution of such amended or supplemental Indenture so long as such amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Sections 7.02 and 11.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10.

                                   DEFEASANCE

Section 10.01.    DISCHARGE

                  (a) Except as otherwise provided in this Section 10.01, Parent and the Issuer may terminate their and the Subsidiary Guarantors' obligations under this Indenture and the Notes if:

                           (i) either:

                                    (a) all the Notes theretofore authenticated
                  and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation; or

                                    (b) all Notes not theretofore delivered to
                  the Trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Issuer shall deposit or cause to be deposited with the Trustee as trust funds an amount of money in U.S. dollars sufficient, or U.S. Government Obligations, the principal of and interest on which when due, will be sufficient or a combination thereof, sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay at maturity or upon redemption all Notes not theretofore delivered to the Trustee for cancellation, including principal and any premium and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be;

                           (ii) the Issuer has paid all other sums payable under
                  this Indenture by the Issuer; and



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

                           (iii) the Issuer has delivered to the Trustee an
                  Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

                  (b) With respect to the foregoing clause (a)(i)(a), the Issuer's and the Guarantors' obligations under Section 7.07 shall survive such satisfaction and discharge. With respect to the foregoing clause (a)(i)(b), the Issuer's and the Guarantors' obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07, 7.08, 10.04, 10.05 and 10.06 of this Indenture shall survive until the Notes are no longer outstanding. Thereafter, only the Issuer's and the Guarantors' obligations in Sections 7.07, 10.05 and 10.06 shall survive. After any such irrevocable deposit, the Trustee upon written request of the Issuer shall acknowledge in writing the discharge of the Issuer's and the Guarantors' obligations under the Notes and this Indenture, except for those surviving obligations specified above.

Section 10.02.    LEGAL DEFEASANCE

                  (a) The Issuer shall be deemed to have paid and will, together with the Guarantors, be discharged from any and all obligations in respect of this Indenture, the Notes and the Note Guarantees on the date of the deposit referred to in clause (a) of this Section 10.02, and the provisions of this Indenture shall no longer be in effect with respect to the Notes ("Legal Defeasance"), and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same, except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in clause (i) below payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Issuer's obligations with respect to such Notes under Article Two and Section 4.02 hereof, (iii) the rights, powers, trusts, duties, indemnities and immunities of the Trustee hereunder, including, without limitation, Section 7.07 hereof and the Issuer's obligations in connection therewith and (iv) this Article Eight. Subject to compliance with this Article 10, the Issuer may exercise its option under this Section 10.02 notwithstanding the prior exercise of its option under
Section 10.03 hereof. The following conditions shall apply to Legal Defeasance:

                           (i) the Issuer shall have irrevocably deposited with
                  the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes at the Stated Maturity thereof or on the applicable redemption date, as the case may be;

                           (ii) the Issuer shall have delivered to the Trustee
                  an Opinion of Counsel (based on a ruling published by the United States Internal Revenue Service or other change in the applicable U.S. federal income tax law) in the United States reasonably acceptable to the Trustee to the effect that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and Legal Defeasance had not occurred;

                           (iii) no Default shall have occurred and be
                  continuing on the date of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

                           (iv) the Legal Defeasance shall not result in a
                  breach or violation of, or constitute a default under this Indenture (other than a default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) or any other material agreement or instrument to which Parent or any Restricted Subsidiary is a party or by which the Issuer or any Restricted Subsidiary is bound;

                           (v) the Issuer shall have delivered to the Trustee an
                  Officers' Certificate and an Opinion of Counsel, each stating that the conditions provided for in, in the case of the Officers' Certificate, clauses (i) through (iv) and, in the case of the Opinion of Counsel, clause (iv) of this Section 10.02, have been complied with; and

                           (vi) the Issuer shall have delivered to the Trustee
                  an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of Parent, the Issuer or any Subsidiary Guarantor between the date of deposit and the 124th day following the date of deposit and that no Holder is an insider of the Parent, the Issuer or any Subsidiary Guarantor, after the 124th day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

                  After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuer's obligations under the Notes and this Indenture except for those surviving obligations in the immediately preceding paragraph.

                  Notwithstanding the foregoing, the Opinion of Counsel required by Section 10.02(ii) with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) shall become due and payable upon maturity or redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.

Section 10.03.    COVENANT DEFEASANCE.

                  Parent may omit to comply with any term, provision or condition set forth in Section 5.01(b)(ii) or (iii), and Parent and the Issuer may omit to comply with any term, provision or condition set forth in Sections
4.03 and Sections 4.05 through 4.19 and any breach of clauses (d), (e), (f), (g) or (j) or, with respect to Significant Subsidiaries only, clauses (h) or (i) under Section 6.01 shall be deemed not to be an Event of Default ("Covenant Defeasance"), in each case with respect to the outstanding Notes and the related Note Guarantee if:

                  (a) the Issuer irrevocably deposits with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes at the Stated Maturity thereof or on the applicable Redemption Date, as the case may be;

                  (b) the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to such Trustee confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;

                  (c) no Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

                  (d) the Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) or any other material agreement or instrument to which Parent or any of its Restricted Subsidiaries is a party or by which Parent or any of its Restricted Subsidiaries is bound;

                  (e) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the conditions provided for in, in the case of the Officers' Certificate, clauses
(a) through (d) and, in the case of the Opinion of Counsel, clause (d) of this
Section 10.03 have been complied with; and

                  (f) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of Parent, the Issuer or any Subsidiary Guarantor between the date of deposit and the 124th day following the date of deposit and that no Holder is an insider of Parent, the Issuer or such Subsidiary Guarantor, after the 124th day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

                  If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then the obligations of the Issuer and the Guarantors under this Indenture will be revived and no such defeasance will be deemed to have occurred.

Section 10.04.    APPLICATION OF TRUST MONEY.

                  The Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 10.01, 10.02 or 10.03, as the case may be, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with the Notes and this Indenture to the payment of principal of, premium, if any, and interest on the Notes.

Section 10.05.    REPAYMENT TO ISSUER.

                  Subject to Sections 7.07, 10.01, 10.02 and 10.03, the Trustee and the Paying Agent shall promptly pay to the Issuer upon request set forth in an Officers' Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent before being required to make any payment shall cause to be published at the expense of the Issuer once in a newspaper of general circulation in the City of New York and the Trustee shall mail to each Holder entitled to such money at such Holder's address (as set forth in the Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining shall be repaid to the Issuer. After payment to the Issuer, Holders entitled to such money must look to the Issuer for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

Section 10.06.    REINSTATEMENT.

                  If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 10.01, 10.02 or 10.03, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01, 10.02 or 10.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 10.01, 10.02 or 10.03, as the case may be; provided that if the Issuer has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE 11.

                                  MISCELLANEOUS

Section 11.01.    TRUST INDENTURE ACT CONTROLS.

                  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties shall control.

Section 11.02.    NOTICES.

                  Any notice or communication by the Issuer or the Trustee to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next-day delivery, to the others' address.

                  If to the Issuer:

                  Champion Home Builders Co.
                  c/o Champion Enterprises, Inc.
                  2701 Cambridge Court
                  Auburn Hills, Michigan  48326

                  Attention:  Chief Financial Officer

                  With a copy to:
                  Skadden, Arps, Slate, Meagher & Flom LLP
                  4 Times Square
                  New York, New York 10036
                  Attention:  David J. Goldschmidt

                  If to the Trustee:

                  Bank One Trust Company, N.A.
                  1 Bank One Plaza
                  Chicago, Illinois 60670
                  Attention:  Corporate Trust Administration

                  The Issuer or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                  Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

                  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                  In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 11.03.    COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

                  Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

Section 11.04.    CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

                  Except as otherwise expressly provided herein, upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

                  (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 11.05.    STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

                  (a) a statement that the person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been satisfied.

Section 11.06.    RULES BY TRUSTEE AND AGENTS.

                  The Trustee may make reasonable rules for action by or at a meeting of Holders. Each of the Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

                  No recourse for the payment of the principal of, premium, if any, or interest or Additional Interest, if any, on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer or of any Guarantor contained in this Indenture or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or past, present or future director, officer, employee, controlling person or stockholder of the Issuer or of any Guarantor. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Section 11.08.    GOVERNING LAW.

                  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 11.09.    NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

                  This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.10.    SUCCESSORS.

                  All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 11.11.    SEVERABILITY.

                  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.12.    COUNTERPART ORIGINALS.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.13.    TABLE OF CONTENTS, HEADINGS, ETC.

                  The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES



Dated as of April 22, 2002


                                      CHAMPION HOME BUILDERS CO.


                                      By:
                                         ---------------------------------------
                                          Name:
                                          Title



                                      CHAMPION ENTERPRISES, INC.


                                      By:
                                         ---------------------------------------
                                          Name:
                                          Title



                                      [GUARANTORS]


                                      By:
                                         ---------------------------------------
                                          Name
                                          Authorized Signatory

                                      BANK ONE TRUST COMPANY, N.A.


                                      By:
                                         ---------------------------------------
                                          Name
                                          Authorized Signatory

                                    EXHIBIT A
                                 (Face of Note)

                          11 1/4% SENIOR NOTES DUE 2007

CUSIP

NO. 144A-1                                                      $

                           CHAMPION HOME BUILDERS CO.

promises to pay to Cede & Co. or its registered assigns, $___________
(_________________________________________Dollars) on        , 2007.

Interest Payment Dates: April 15 and October 15, commencing October 15, 2002.

Record Dates: April 1 and October 1.

                                              CHAMPION HOME BUILDERS CO.



                                              By: ______________________________
                                                  Name:
                                                  Title:





This is one of the Global
Notes referred to in the
within-mentioned Indenture

Bank One Trust Company, N.A.
as Trustee

By: __________________________________
Authorized Signatory

Dated: April 22, 2002

                                 (Back of Note)


                          11 1/4% Senior Notes due 2007


         THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OR IN ACCORDANCE WITH SECTION 9.05 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.(1)

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.(1)

         THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER

-----------------------------

(1) On Global Note only

         OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
         SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
         (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

         THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.(2)

                  Capitalized terms used herein shall have the meanings assigned to them in this Indenture referred to below unless otherwise indicated.

                  1. INTEREST. Champion Home Builders Co., a Michigan corporation (the "Issuer"), promises to pay interest on the principal amount of this Note at 11.25% per annum until maturity and shall pay the Additional Interest, if any, payable pursuant to Section 6 of the Registration Rights Agreement referred to below. The Issuer shall pay interest and Additional Interest, if any, semi-annually on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 22, 2002; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be October 15, 2002. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any, proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any (without regard to any applicable

------------------------
(2) On Regulation S Temporary Note only
grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

                  2. METHOD OF PAYMENT. The Issuer shall pay principal, premium, if any, interest and Additional Interest, if any, on the Notes to the persons who are registered Holders of Notes at the close of business on the April 1 or October 1 next preceding the interest payment date, even if such Notes are cancelled after such record date and on or before such interest payment date, except as provided in Section 2.12 of the Indenture (as defined below) with respect to defaulted interest. The Notes shall be payable by wire transfer of immediately available funds to the registered Holder of the relevant Global Note and, with respect to Definitive Notes, by wire transfer of immediately available funds in accordance with instructions provided by the registered holders of Definitive Notes or, if no such instructions are specified, by mailing a check to each such Holder's registered address. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  3. PAYING AGENT AND REGISTRAR. Initially, Bank One Trust Company, N.A., the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.

                  4. INDENTURE. The Issuer issued the Notes under an Indenture dated as of April 22, 2002 ("Indenture") between the Issuer, Champion Enterprises, Inc. ("Parent"), the subsidiary guarantors named therein (the "Subsidiary Guarantors," and together with Parent, the "Guarantors") and the Trustee. The terms of the Notes include those stated in this Indenture and those made part of this Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to this Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

                  5. OPTIONAL REDEMPTION.

                  The Issuer may redeem the Notes, at its option, in whole or in part, at any time or from time to time prior to their maturity at a redemption price plus accrued interest to the date of redemption equal to the greater of
(i) 100% of the principal amount thereof and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield (as defined in the Indenture) plus 50 basis points.

                  6. MANDATORY REDEMPTION.

                  Except as set forth in paragraph 7 below, the Issuer shall not be required to make mandatory redemption payments with respect to the Notes.

                  7. REPURCHASE AT OPTION OF HOLDER.

                  (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require the Issuer to make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part, equal to $1,000 or an integral multiple of $1,000, of the Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest on Notes repurchased to the date fixed for repurchase (the "Change of Control Payment").

                  (b) If Parent or a Restricted Subsidiary consummates any Asset Sales, when the aggregate amount of Excess Proceeds exceeds $15.0 million, the Issuer shall make a pro rata offer to purchase (an "Asset Sale Offer") to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of principal amount plus accrued and unpaid interest to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer may use those Excess Proceeds for general corporate purposes not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be deemed to have been reset at zero.

                  8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. On and after the redemption date interest ceases to accrue on Notes, or portions thereof called for redemption.

                  9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in this Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by this Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding interest payment date.

                  10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

                  11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, this Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, this Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuer's obligations to Holders of the Notes in case of a merger or consolidation, or sale of substantially all of the Issuer's assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under this Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

                  12. DEFAULTS AND REMEDIES. Events of Default include, in summary form: (a) a default in the payment of interest on the Notes when due, continued for 30 days; (b) a default in the payment of principal of and premium, if any, on any Note when due at maturity, upon optional redemption, upon declaration or otherwise; (c) the failure by either Parent or the Issuer to comply with its obligations under Article 5 of the Indenture or failure by Parent or any of its Restricted Subsidiaries to comply with Section 4.10 of the Indenture; (d) the failure by either Parent or the Issuer to comply for 30 days after notice with any of its obligations under Sections 4.15 or 4.16 (other than a failure to purchase Notes) of the Indenture or under Sections 4.07, 4.08, 4.09, 4.11, 4.12, 4.13, 4.17 or 4.18 of the Indenture; (e) the failure by either Parent or the Issuer, as applicable, to comply for 60 days after notice with its obligations under Section 4.03 of the Indenture or other obligations under the Indenture, other than with respect to the provisions relating to clauses (a),
(b), (c) and (d) above; (f) Indebtedness of Parent, the Issuer or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $20.0 million and such default continues for ten days after notice (the "cross acceleration provision"); (g) any final judgment or decree for the payment of money in excess of $10.0 million (net of applicable insurance coverage) is entered against Parent, the Issuer or a Significant Subsidiary and remains undischarged, unwaived or unstayed for a period of 60 consecutive days following the date on which the right to appeal such judgment has expired or becomes subject to an enforcement proceeding (the "judgment default provision"); (h) certain events of bankruptcy, insolvency or reorganization of Parent, the Issuer or a Significant Subsidiary (the "bankruptcy provisions"); or (i) any Note Guarantee ceases to be in full force and effect (other than in accordance with the terms of the Indenture or such Note Guarantee) or Parent or any Subsidiary Guarantor denies or disaffirms its obligations under its Note Guarantee (the "guarantee provisions"); provided, however, that a default under clauses (d),
(e), (f) or (g) shall not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify the Issuer of the default and Parent or the Issuer does not cure such default within the time specified after receipt of such notice. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable, subject to certain conditions. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is not opposed to their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of and accrued and unpaid interest on the Notes. The Issuer is required to deliver to the Trustee annually a statement regarding compliance with this Indenture, and the Issuer is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                  13. TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

                  14. NO RECOURSE AGAINST OTHERS. No recourse for the payment of the principal of, premium, if any, or interest or Additional Interest, if any, on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer contained in this Indenture or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or past, present or future director, officer, employee, controlling person or stockholder of the Issuer. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under this Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of April 22, 2002, between the Issuer and the parties named on the signature pages thereof (the "Registration Rights Agreement").

                  18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Issuer shall furnish to any Holder upon written request and without charge a copy of this Indenture and/or the Registration Rights Agreement. Requests may be made to:

                  Champion Home Builders Co.
                  2701 Cambridge Court
                  Auburn Hills, Michigan 48326
                  Attention: Chief Financial Officer

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to



--------------------------------------------------------------------------------
               (Insert assignee's social security or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                       ---------------------------------------------------------

to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.


--------------------------------------------------------------------------------



Date:
      -----------------

                         Your Signature:
                                         --------------------------------------

                         (Sign exactly as your name appears on the face of this Note)


                         Signature Guarantee:
                                              ----------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.15 or 4.16 of this Indenture, check the box below:

                  [  ] Section 4.15              [  ] Section 4.16

                  If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.15 or Section 4.16 of this Indenture, state the amount you elect to have purchased: $________






Date:
     -------------

                                 Your Signature:
                                                ------------------------------

                                 (Sign exactly as your name appears on the Note)

                                 Signature Guarantee:
                                                     -------------------------
                                 Tax Identification No:
                                                       -----------------------

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

                  The initial principal amount of this Global Note is _______________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, resulting in increases or decreases of the principal amount of this Global Note, have been made:

   Date of Exchange     Amount of decrease   Amount of increase     Principal Amount         Signature of
                            in Principal        in Principal      of  this Global Note    authorized officer
                           Amount of this     Amount of this         following such         of Trustee or
                          Global Note           Global Note            decrease (or           Custodian
                                                                        increase)
--------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT B


                         FORM OF CERTIFICATE OF TRANSFER

Champion Home Builders Co.
2701 Cambridge Court
Auburn Hills, Michigan 48326


Bank One Trust Company, N.A.
1 Bank One Plaza
Chicago, Illinois  60670
Attention:  Corporate Trust Administration



                  Re:      11 1/4% Senior Notes due 2007 of Champion Home
                           Builders Co.

                  Reference is hereby made to this Indenture, dated as of April 22, 2002 (the "Indenture"), between Champion Home Builders Co., as issuer (the "Issuer"), the guarantors named therein and Bank One Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in this Indenture.

                  ______________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to __________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

A. [CHECK ALL THAT APPLY]

1. [ ] Check if Transferee shall take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933 (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive
Note is being transferred to a person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of this Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note or the Definitive Note and in this Indenture and the Securities Act.

2. [ ] Check if Transferee shall take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that
(i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. person or for the account or benefit of a U.S. person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of this Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in this Indenture and the Securities Act.

3. [ ] Check and complete if Transferee shall take delivery of a beneficial interest in a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                  (a) such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

                  (b) such Transfer is being effected to the Issuer or a subsidiary thereof.

4. [ ] Check if Transferee shall take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

                  (a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in this Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in this Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of this Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in this Indenture.

                  (b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in this Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in this Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of this Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in this Indenture.

                  (c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in this Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in this Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of this Indenture, the transferred beneficial interest or Definitive Note shall not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in this Indenture.

                  (d) [ ] CHECK IF TRANSFER IS PURSUANT TO PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH THE PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.


                                          --------------------------------------
                                          [Insert Name of Transferor]


                                          By:
                                              ----------------------------------
                                             Name:

                                             Title:

Dated:            ,
      ------------  -------

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.       The Transferor owns and proposes to transfer the following:

                                   [CHECK ONE]

                  (a)  [ ] a beneficial interest in the:

                       (i)   [ ] 144A Global Note (CUSIP          ), or
                                                        ----------

                       (ii)  [ ] Regulation S Global Note (CUSIP         ), or
                                                                ---------

                  (b)  [ ] a Restricted Definitive Note.

2.       After the Transfer the Transferee shall hold:

                                   [CHECK ONE]

                  (a)  [ ] a beneficial interest in the:

                       (i)   [ ] 144A Global Note (CUSIP         ), or
                                                        ---------

                       (ii)  [ ] Regulation S Global Note (CUSIP         ), or
                                                                ---------

                       (iii) [ ] Unrestricted Global Note (CUSIP         ); or
                                                                ---------

                  (b)  [ ] a Restricted Definitive Note; or

                  (c)  [ ] an Unrestricted Definitive Note,

         in accordance with the terms of this Indenture.

                                    EXHIBIT C
                         FORM OF CERTIFICATE OF EXCHANGE

Champion Home Builders Co.
2701 Cambridge Court
Auburn Hills, Michigan 48326


Bank One Trust Company, N.A.
1 Bank One Plaza
Chicago, Illinois  60670
Attention:  Corporate Trust Administration


                  Re:      11 1/2% Senior Notes due 2007 of Champion Home
                           Builders Co.

                              (CUSIP______________)

                  Reference is hereby made to this Indenture, dated as of April 22, 2002 (the "Indenture"), between Champion Home Builders Co., as issuer (the "Issuer"), the guarantors named therein and Bank One Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in this Indenture.

                  ____________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

1. [ ] EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

                  (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933 (the "Securities Act"), (iii) the restrictions on transfer contained in this Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in this Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in this Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in this Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

                  (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of this Indenture, the Restricted Definitive Note issued shall continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in this Indenture and the Securities Act.

                  (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE]

                  [ ] 144A Global Note,

                  [ ] Regulation S Global Note,
                  with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of this Indenture, the beneficial interest issued shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in this Indenture and the Securities Act.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

                                            ___________________________________
                                             [Insert Name of Owner]



                                            By: _______________________________

                                                Name:

                                                Title:

Dated: ________________, ____

                                    EXHIBIT D

                          FORM OF NOTATION OF GUARANTEE

                  Each Guarantor, as defined in the Indenture (the "Indenture"), referred to in the Note upon which this notation is endorsed, (i) has jointly and severally unconditionally guaranteed (a) the due and punctual payment of the principal of, premium and interest and Additional Interest, if any, on the Notes, whether at maturity or an interest payment date, by acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal and premium of, and interest and Additional Interest, if any, on the Notes, and (c) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise and (ii) has agreed to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Guarantee.

                  Notwithstanding the foregoing, in the event that the Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of such Guarantor under its Guarantee shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

                  No past, present or future director, officer, employee, agent, incorporator, stockholder or agent of any Guarantor, as such, shall have any liability for any obligations of the Issuer or any Guarantor under the Notes, any Guarantee, Indenture, any supplemental indenture delivered pursuant to the Indenture by such Guarantor or any Guarantees, or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability.

                  Except as otherwise provided in the Indenture, this Guarantee shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by the Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

                  This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted have been executed by the Trustee under the Indenture the manual signature of one of its authorized officers. Capitalized terms used herein have the meaning assigned to them in the Indenture.


                                        [GUARANTOR]


                                        By:______________________________
                                        Name:
                                        Authorized Representative




                                      D-1